UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Sun Microsystems, Inc.

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Sun Microsystems, Inc.

4150 Network Circle, Santa Clara, CA 95054

650-960-1300

SUN MICROSYSTEMS, INC.

October 2, 2003

Dear Stockholder:

Our 2003 Annual Meeting of Stockholders will be held on November 13, 2003 in the Auditorium of our Santa Clara campus, 4030 George Sellon Circle, Santa Clara, California. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2003 Annual Meeting of Stockholders and in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote over the Internet, by telephone or by returning your proxy card. The proxy statement explains more about proxy voting. Please read it carefully.

I strongly encourage you to receive future Sun annual reports and proxy statement materials electronically and help us save costs in producing and distributing these materials. If you wish to receive our annual report and proxy statement electronically next year, please follow the instructions on the enclosed proxy card.

As at our past annual meetings, in addition to considering matters described in the proxy statement, we will review major business developments since our last stockholders meeting.

Thank you for your continued support of our company.

Sincerely,

SCOTT G. MCNEALY

Chairman of the Board of Directors,

President and Chief Executive Officer

SUN MICROSYSTEMS, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, November 13, 2003

Time:	10:00 a.m. PST (registration will begin at 9:00 a.m.)

Place:	Auditorium Sun Microsystems, Inc. Santa Clara Campus 4030 George Sellon Circle Santa Clara, California

At the meeting you will be asked to:

1.	Elect nine members of the Board of Directors;

2.	Approve amendments to our 1990 Employee Stock Purchase Plan, including an increase in the number of shares reserved for issuance thereunder;

3.	Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004;

4.	Consider a stockholder proposal; and

5.	Consider any other matters that may properly be brought before the meeting.

By order of the Board of Directors,

JOHN D. CROLL

Senior Vice President, General Counsel and

Secretary

Santa Clara, California

October 2, 2003

Please vote by telephone or by using the Internet as instructed in the proxy card, or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS OF SUN MICROSYSTEMS, INC.

to be held on November 13, 2003

(solicited on behalf of the Board of Directors of Sun Microsystems, Inc.)

Information concerning solicitation and voting

Your vote is very important. For this reason, our Board of Directors (the “Board”) is requesting that you permit your common stock to be represented at the 2003 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card and the annual report on Form 10-K for the fiscal year ended 2003, were mailed to stockholders by Sun beginning October 6, 2003. Sun’s principal executive offices are located at 4150 Network Circle, Santa Clara, California 95054. Sun’s main telephone number is (650) 960-1300. In this proxy statement Sun Microsystems is referred to as “Company,” “Sun” and “we.”

General information about the meeting

Who may vote

You may vote your Sun common stock if our records show that you owned your shares on September 15, 2003. At the close of business on that date, 3,240,726,143 shares of Sun common stock were outstanding and eligible to vote. You may cast one vote for each share of common stock held by you on all matters presented, except for the election of the directors. Please see “Vote required” at the end of “Proposal 1, Election of Directors” below for further explanation.

Voting your proxy

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. The New York Stock Exchange (“NYSE”) issued new regulations prohibiting brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on such proposals without specific instructions from beneficial holders. The new NYSE rule became effective on June 30, 2003, and accordingly, all shares that you hold through a broker or other nominee who is a NASD or NYSE member organization will only be voted on Proposal 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares on that proposal. See “Vote required” following each proposal for further information.

Votes needed to hold the meeting

The Annual Meeting will be held if a majority of Sun’s outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted by telephone or by using the Internet.

Matters to be voted on at the meeting

The following proposals will be presented for your consideration at the meeting:

•	Election of nine members of the Board;

•	Approval of amendments to our 1990 Employee Stock Purchase Plan, including an increase in the shares reserved for issuance thereunder;

•	Ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004;

•	A stockholder proposal entitled “China Business Principles for Rights of Workers in China;” and

•	Any other matters that may properly be brought before the meeting.

Cost of this proxy solicitation

We will pay the costs of the solicitation of proxies. We have engaged Georgeson Shareholder Communications Inc. as our proxy solicitor to help us solicit proxies from brokers, bank nominees and other institutions for a fee of $24,750, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf by telephone for a fee of $5.00 per phone call, plus reasonable expenses. We are soliciting proxies electronically through the Internet from stockholders who are our employees or who previously requested to receive proxy materials electronically through the Internet.

Attending the meeting

You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing your vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone or by using the Internet (only your latest telephone or Internet proxy submitted prior to the meeting will be counted), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See also “General information about the meeting — Voting your proxy” above for further instructions.

Voting recommendations

Our Board recommends that you vote:

•	“FOR” each of the nominees to the Board;

•	“FOR” amendments to our 1990 Employee Stock Purchase Plan;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004; and

•	“AGAINST” adoption of the stockholder proposal entitled “China Business Principles for Rights of Workers in China.”

Voting results

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended December 28, 2003.

Delivery of voting materials to stockholders sharing an address

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Sun stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for the fiscal year ended June 30, 2003 (“2003 Form 10-K”) to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders.

How to obtain a separate set of voting materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (650) 960-1300 or by writing us at: Sun Microsystems, Inc., 4150 Network Circle, UMPK18-229, Santa Clara, California 95054, Attn: Investor Relations.

You may receive a copy of Sun’s 2003 Form 10-K not including exhibits at no charge, or if you prefer a copy of the 2003 Form 10-K including exhibits, you will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits) by sending a written request to Sun Microsystems, Inc., 4150 Network Circle, UMPK18-229, Santa Clara, California 95054, Attn: Investor Relations.

PROPOSAL 1

ELECTION OF DIRECTORS

We have ten members on our Board. Judith L. Estrin has notified the Company that she will not stand for re-election to the Board at the expiration of her term on November 13, 2003. Consequently, the Board has approved an amendment to the Company’s bylaws to reduce the number of directors to nine effective November 13, 2003. Accordingly, the following nine members of our Board have been nominated for election at the Annual Meeting to hold office until the next annual meeting and the election of their successors. Seven of the director nominees are independent directors, as defined by the Nasdaq National Market listing standards. The Corporate Governance and Nominating Committee, consisting solely of independent directors as determined under the rules of the Nasdaq National Market, recommended the nine directors set forth in Proposal 1 for nomination by our full Board. Based on that recommendation, our Board nominated such directors for election at the Annual Meeting.

Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

Nominees

All nominees are currently directors and each nominee has agreed to be named in this proxy statement and to serve if elected. Unless set forth below, each nominee has been engaged in his or her principal occupation for at least the past five years. The age indicated and other information in each nominee’s biography is as of September 4, 2003.

Information about the nominees

Scott G. McNealy (Age 48)

Chairman of the Board of Directors, President and Chief Executive Officer, Sun Microsystems, Inc.

Mr. McNealy is a Founder of Sun and has served as Chairman of the Board of Directors, President and Chief Executive Officer since July 2002, as Chairman of the Board of Directors and Chief Executive Officer from April 1999 to June 2002, as Chairman of the Board of Directors, President and Chief Executive Officer from December 1984 to April 1999, as President and Chief Operating Officer from February 1984 to December 1984 and as Vice President of Operations from February 1982 to February 1984. Mr. McNealy has served as a director of the Company since the incorporation of the Company in February 1982.

James L. Barksdale (Age 60)

President and Chief Executive Officer, Barksdale Management Corporation

Mr. Barksdale has been President and Chief Executive Officer of Barksdale Management Corporation, a philanthropic investment company, since April 1999. He has been Chairman of The Barksdale Group, LLC, a venture capital firm, since April 1999. Mr. Barksdale served as President and Chief Executive Officer of Netscape Communications Corporation, an Internet company, from January 1995 until March 1999, when Netscape was acquired by America Online, Inc. He is also a director of Time Warner Inc. and Federal Express Corporation. Mr. Barksdale has been a director of Sun since 1999.

L. John Doerr (Age 52)

General Partner, Kleiner Perkins Caufield & Byers

Mr. Doerr has served as a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. He is also a director of Amazon.com, Inc., drugstore.com, inc., Handspring, Inc., Homestore.com, Inc. and Intuit Inc. Mr. Doerr has been a director of Sun since 1982.

Robert J. Fisher (Age 49)

Director, The Gap, Inc.

Mr. Fisher has served as a director of The Gap, Inc., a clothing retailer, since November 1990. From April 1997 to November 1999, he served as President, Gap Division, The Gap, Inc. Mr. Fisher has been a director of Sun since 1995.

Michael E. Lehman (Age 53)

Former Executive Vice President, Corporate Resources and Chief Financial Officer, Sun Microsystems, Inc.

Mr. Lehman served as Executive Vice President of Sun from July 2002 until his resignation from employment in September 2002. From July 2000 to July 2002, he served as Executive Vice President, Corporate Resources and Chief Financial Officer of Sun, and from January 1998 to July 2000, as Vice President, Corporate Resources and Chief Financial Officer of the Company. He is also a director of Echelon Corporation, MGIC Investment Corporation and NetIQ Corporation. Mr. Lehman has been a director of Sun since 2002.

Robert L. Long (Age 66)

Independent Management Consultant

Mr. Long retired as Senior Vice President, Eastman Kodak Company, an imaging products and services company, and has been an independent management consultant since January 1992. Mr. Long has been a director of Sun since 1988.

M. Kenneth Oshman (Age 63)

Chairman of the Board of Directors and Chief Executive Officer, Echelon Corporation

Mr. Oshman has served as Chairman of the Board of Directors since September 1989 and Chief Executive Officer since December 1988 of Echelon Corporation, a provider of networking for everyday devices. He served as President of Echelon from December 1988 to September 2001. He is also a director of Knight-Ridder, Inc. Mr. Oshman has been a director of Sun since 1988.

Naomi O. Seligman (Age 64)

Senior Partner, Ostriker von Simson, Inc.

Ms. Seligman has served as Senior Partner of Ostriker von Simson, Inc., an IT strategy exchange since June 1999. From 1977 to June 1999, Ms. Seligman was Co-Founder and Senior Partner of Research Board, Inc., an information technology research group. She is also a director of Akamai Technologies, Inc. and The Dun & Bradstreet Corporation. Ms. Seligman has been a director of Sun since 1999.

Lynn E. Turner (Age 51)

Professor of Accounting and Director of the Center for Quality Financial Reporting, Colorado State University

Mr. Turner has been a Professor of Accounting in the College of Business and Director of the Center for Quality Financial Reporting at Colorado State University since August 2001. He has been Managing Director and Senior Advisor of Kroll Zolfo Cooper LLC, a financial consulting services company, since July 2003, and Managing Director of Research at Glass, Lewis & Co., LLC, an independent research firm, since July 2003. From July 1998 to August 2001, he served as the Chief Accountant of the United States Securities and Exchange Commission. Mr. Turner has been a director of Sun since 2002.

About the Board and its committees

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. At each regularly scheduled meeting of the Board, the non-

management members of the Board meet in executive session without management present. In accordance with the corporate governance guidelines adopted by the Board, the non-management members of the Board annually elect a Presiding Director from among those members considered independent as defined in the applicable rules for companies traded on the Nasdaq National Market. M. Kenneth Oshman has been elected as the Presiding Director for fiscal year 2004. As Presiding Director, Mr. Oshman’s duties include serving as chairman of the Board’s executive sessions, providing advice to the Board’s Chairman in planning meetings of the Board, and such other duties as the Board may delegate to assist in meeting its responsibilities.

During fiscal 2003, our Board held six meetings. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board and committees on which such director served during fiscal 2003. The Board has an Audit Committee, a Leadership Development and Compensation Committee and a Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee makes recommendations to the Board concerning committee memberships and appointment of chairpersons for each committee, and the Board appoints the members and chairpersons of the committees. If you want to recommend a nominee to Sun’s Board for election at the 2004 annual meeting, you must deliver a written notice to the Secretary of Sun no earlier than July 8, 2004 and no later than August 7, 2004. As set forth in our Bylaws, your notice must state: your name, your address and the number of Sun shares you own; the nominee’s name, age, business address, principal occupation and the number of Sun shares the nominee owns; and all other information regarding nominees required pursuant to Regulation 14A of the Securities Exchange Act of 1934 (the “34 Act”). Each of the committees has a written charter that may be found at http://www.sun.com/company/cgov/. Our Audit Committee charter, which was amended during fiscal 2003 as a result of the Sarbanes-Oxley Act of 2002 and new rules and regulations issued by the Securities and Exchange Commission (“SEC”) and proposed by the Nasdaq National Market, is attached hereto as Attachment A. The following table presents information about each committee as of September 4, 2003. All members of these committees are independent directors as required by the Nasdaq National Market’s listing standards.

Audit Committee

The committee members are Robert L. Long (Chairman), Robert J. Fisher, Naomi O. Seligman and Lynn E. Turner. The Committee met twelve times, either in person or by telephone, in fiscal 2003. Our Board has determined that Mr. Turner is an independent director and qualifies as the “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the 34 Act. Among other matters, the committee:

•	hires and replaces independent auditors as appropriate

•	evaluates performance of, independence of and pre-approves the non-audit services provided by independent auditors

•	discusses with management, internal auditors and the external auditors the quality of Sun’s accounting principles and financial reporting

•	oversees the internal auditing functions and controls

Leadership Development and Compensation Committee

The committee members are L. John Doerr (Chairman), M. Kenneth Oshman and, as of fiscal 2004, Naomi O. Seligman. The committee met four times, either in person or by telephone, in fiscal 2003. Among other matters, the committee:

•	reviews and approves the executive compensation policies, including compensation of the chief executive officer

•	administers the employee stock option and stock purchase plans

•	reviews executive and leadership development policies, plans and practices

•	advises the Board on executive successor planning

Corporate Governance and Nominating Committee

The committee members are M. Kenneth Oshman (Chairman), L. John Doerr and, as of fiscal 2004, Robert J. Fisher. The committee met two times, either in person or by telephone, in fiscal 2003. Among other matters, the committee:

•	reviews and approves nominees for service on the Board

•	considers nominees recommended by stockholders

•	adopts, reviews and implements corporate governance policies and procedures

Corporate governance guidelines

During fiscal 2003, the Board adopted corporate governance guidelines. The guidelines govern, among other things, Board member qualifications, responsibilities, compensation, education, management succession, committee composition and charters, as well as Board self-evaluation. A copy of the corporate governance guidelines may be found at http://www.sun.com/company/cgov/.

Director compensation

Annual Retainer

During fiscal 2003, non-employee directors were paid $1,000 for each Board and committee meeting attended and an additional $1,000 per meeting attended where such non-employee director presided as Chairman. Effective July 1, 2003, the Board approved a change in director compensation from a per meeting fee to an annual retainer based on the role of the Board member. Accordingly, non-employee directors receive an annual retainer paid quarterly as follows:

Position	Annual Amount
Board Member	$42,000
Audit Committee Chair	$62,000
Audit Committee Member	$52,000
Other Committee Chairs	$47,000

Employee directors do not receive compensation for their service as a member of our Board.

Stock option plan for non-employee directors

Non-employee directors participate in our 1988 Directors’ Stock Option Plan. Under the plan, each non-employee director who is not, on the date first elected to the Board, a partner, officer or director of an entity having an equity investment in Sun is automatically granted a nonstatutory stock option to purchase 20,000 shares of common stock. Each non-employee director who is a partner, officer or director of an entity having an equity investment in Sun is automatically granted a nonstatutory stock option to purchase 10,000 shares of common stock on the date he or she becomes a director. Thereafter, on the date of each annual meeting of stockholders, each non-employee director who is re-elected and has served on the Board for at least six months is automatically granted a nonstatutory stock option to purchase 10,000 shares of common stock. The number of options subject to an automatic grant under the plan is not adjusted for forward stock splits, stock dividends, a combination or reclassification or similar transaction that increases the number of shares of Sun common stock outstanding without receipt by Sun of consideration. Options granted upon re-election have an exercise price equal to the closing price of Sun common stock on the annual meeting date as reported on the Nasdaq National Market. Options under the plan expire after five years, vest at a rate of twenty-five percent per year and can only be exercised while the optionee is a director, or within six months after service as a director terminates due to death or disability, or within ninety days after the optionee ceases to serve as a director for any other reason.

During fiscal 2003, Mr. Lehman and Mr. Turner, who were first elected as non-employee directors at our 2002 Annual Meeting of Stockholders (“2002 Annual Meeting”), were each granted an option to purchase 20,000 shares of common stock, at an exercise price of $3.40, which was the closing price of Sun’s common stock on the date of grant, as reported on the Nasdaq National Market. Each non-employee director re-elected at our 2002 Annual Meeting was granted an option to purchase 10,000 shares of common stock, at an exercise price of $3.40 per share. During fiscal 2003, only one non-employee director, Michael E. Lehman, exercised a stock option.  Mr. Lehman exercised an option he received as a Sun employee and he continues to hold the shares. The net realized gain (based on the closing price of Sun’s common stock on the date of exercise as reported on the Nasdaq National Market) was as follows:

Name	Date of Exercise	Options Exercised	Exercise Price ($)	Net Realized Gain ($)
Michael E. Lehman	12/16/02	112,000	$3.125	$8,400

Compensation committee interlocks and insider participation

In June 1996, Sun entered into a Limited Partnership Agreement (“Agreement”) with KPCB Java Associates L.P., a venture capital fund organized as a California limited partnership, as general partner (“KPCB Java”), and certain other limited partners (“Partnership”). Pursuant to the Agreement, Sun agreed to make capital contributions of $16,000,000 to the Partnership and, in addition, pay an annual management fee of no more than $320,000 to KPCB VIII Associates, L.P., a California limited partnership and a general partner of KPCB Java (“KPCB VIII”). The Partnership, KPCB Java and KPCB VIII are affiliates of Kleiner Perkins Caufield & Byers. Mr. Doerr, who is a General Partner of Kleiner Perkins Caufield & Byers, KPCB VIII and KPCB Java, is a Sun director and Chairman of our Leadership Development and Compensation Committee. From time to time, Sun may invest in a company in which Mr. Doerr, the Partnership or another venture capital fund affiliated with Kleiner Perkins Caufield & Byers is also an investor. In addition, Scott G. McNealy (Chairman of the Board, President and Chief Executive Officer), and William N. Joy (former Executive Vice President, Co-Founder and Chief Scientist) are limited partners in the Partnership.

Vote required

Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nine nominees receiving the highest number of votes will be elected. Abstentions will have no effect on the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may give each nominee one vote for each share you hold; or you may cumulate your votes by giving one candidate a number of votes equal to the number of directors to be elected which is nine, multiplied by the number of shares you hold; or you may distribute your votes among as many candidates as you wish. However, you may not cast votes for more than nine nominees. If you wish to cumulate your votes at the meeting, you must notify the Secretary of Sun of your intentions prior to the meeting. The proxy holders intend to vote the shares represented by proxies to elect the nine nominees to the Board set forth in Proposal 1. If cumulative voting is in effect at the Annual Meeting, the proxy holders will use their discretion to vote the shares represented by the proxies in order to elect as many of the nominees in this Proposal 1 as possible.

Board recommendation

The Board recommends that you vote “FOR” each of the nominees to the Board set forth in this Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of management

The following table shows the number of shares of common stock beneficially owned as of September 4, 2003 by:

•	each nominee for director;

•	the executive officers named in the Summary Compensation Table; and

•	all directors and executive officers as a group.

Name	Number of Shares Owned(1) (a)	Right to Acquire(2) (b)	Total (a)+(b)	Percentage of Outstanding Shares(%)

Scott G. McNealy(3)	56,087,094	16,786,706	72,873,800	2%

James L. Barksdale	70,000	132,500	202,500	*

L. John Doerr	3,038,496	202,500	3,240,996	*

Judith L. Estrin(4)	84,000	162,500	246,500	*

Robert J. Fisher	577,600	202,500	780,100	*

William N. Joy(5)(6)	1,386,951	9,494,973	10,881,924	*

Michael E. Lehman	214,484	—	214,484	*

Robert L. Long(7)	169,048	202,500	371,548	*

M. Kenneth Oshman	2,232,200	202,500	2,434,700	*

Gregory M. Papadopoulos	42,831	840,040	882,871	*

Naomi O. Seligman(8)	10,000	27,500	37,500	*

Patricia C. Sueltz	81,406	826,706	908,112	*

Lynn E. Turner	—	—	—	*

Robert Youngjohns	81,203	793,440	874,643	*

All current directors and executive officers as a group (28 persons) (2),(3),(5),(7),(8)	65,316,759	38,323,298	103,640,057	3%

*	Less than one percent.

(1)	Excludes shares that may be acquired through stock option exercises.

(2)	Pursuant to Rule 13d-3(c)(1) of the 34 Act, includes shares that may be acquired through option exercise as of November 3, 2003 (60 days after September 4, 2003, the date specified for information included in this table).

(3)	Includes 5,804 shares held by Mr. McNealy’s minor children.

(4)	Ms. Estrin will not stand for reelection to the Board.

(5)	Includes 100 shares held by Mr. Joy’s wife.

(6)	Mr. Joy terminated his employment with Sun on September 9, 2003.

(7)	Includes 43,421 shares in a grantor retained annuity trust held by Mr. Long’s wife and 72,500 shares held in a family limited partnership.

(8)	Includes 10,000 shares held by Ms. Seligman’s husband.

Security ownership of certain beneficial owners

As of September 4, 2003, based on our review of filings made with the SEC, we are not aware of any stockholders owning five percent or more of our common stock.

EXECUTIVE COMPENSATION

The following table shows compensation information for Sun’s chief executive officer and the next four most highly compensated executive officers for the last three fiscal years.

Summary Compensation Table

							Long-term Compensation
							Awards	Payouts
	Annual Compensation				Other Annual Compensation ($)		Securities Underlying Options (#)	LTIP Payouts ($)		All Other Compensation ($)(2)(3)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)
Scott G. McNealy	2003	$100,000					1,000,000			$6,800
Chairman of the Board of Directors, President and Chief Executive Officer	2002 2001	100,000 100,000	$487,500		$59,964 16,294	(4) (4)	3,500,200 1,500,000	$2,227,316	(5)	4,092 6,800

William N. Joy(6)(7)	2003	436,000					300,000			10,200
Former Executive Vice President, Co-Founder and Chief Scientist	2002 2001	425,000 425,000	98,175				200,200 100,000	409,610	(5)	6,800 6,800

Gregory M. Papadopoulos	2003	400,000	220,763	(8)(9)			300,000			7,200
Executive Vice President and Chief Technology Officer	2002 2001	320,000 320,000	58,418	(8)			350,200 200,000			6,800 6,800

Patricia C. Sueltz(10)	2003	425,000	190,000	(11)	80,000	(12)	300,000
Executive Vice President, Sun Services	2002 2001	410,000 407,692	73,472				300,200 100,000

Robert Youngjohns(13)	2003	508,531			20,318	(15)	400,000			30,723	(16)
Executive Vice President, Global Sales Operations	2002 2001	317,289 317,680	153,489 208,642	(14) (14)	17,018 18,612	(15) (15)	420,200 35,000			33,391 46,105	(16) (16)

(1)	Represents cash bonuses earned for the indicated fiscal years.

(2)	Premiums with respect to group life insurance paid by the Company on behalf of named executive officers were: for fiscal year 2003: Mr. McNealy-$270, Mr. Joy-$1,164, Mr. Papadopoulos-$562 and Ms. Sueltz-$1,494; for fiscal year 2002: Mr. McNealy-$278, Mr. Joy-$1,182, Mr. Papadopoulos-$516, and Ms. Sueltz-$1,126; for fiscal year 2001: Mr. McNealy-$286, Mr. Joy-$1,180, Mr. Papadopoulos-$508, and Ms. Sueltz-$1,144.

(3)	Unless otherwise noted, represents the matching contribution which the Company made on behalf of each executive officer to the Company’s 401(k) plan.

(4)	Reflects income attributed to personal use of corporate jet.

(5)	Reflects amounts paid on October 6, 2000 to such executive officers who were granted Book Value Units (“BVUs”) under the 1990 Long-Term Equity Incentive Plan. These BVUs were granted in December 1990, became fully vested on July 1, 1998 and were payable in cash only. The BVUs accrued value each year based on Sun’s reported fiscal year end earnings per share amounts and continued to accrue value until exercised. Executive officers were permitted, at their option, to exercise all or a portion of their BVUs at any time until August 31, 2000 after which all unexercised BVUs were automatically paid to such executive officers. Accordingly, no executive officer holds any BVUs and the BVU program has expired.

(6)	Mr. Joy terminated his employment on September 9, 2003.

(7)	Mr. Joy elected to defer until retirement payment of sixty percent of his salary and one hundred percent of his bonus for fiscal years 2002 and 2001, as permitted under our Non-Qualified Deferred Compensation Plan. For a description of our Non-Qualified Deferred Compensation Plan, see “Report of the Leadership Development and Compensation Committee of the Board on Executive Compensation — Long-term incentives — Deferred compensation plan.”

(8)	Includes $763 for fiscal year 2003 and $1,047 for fiscal year 2002 paid for patents attributed to Mr. Papadopoulos.

(9)	Reflects special cash bonus payment.

(10)	Ms. Sueltz elected to defer until retirement payment of ten percent of her fiscal year 2003 salary and bonus, five percent of her fiscal year 2002 salary, and ten percent of her salary and twenty percent of her bonus for fiscal year 2001, as permitted under our Non-Qualified Deferred Compensation Plan. For a description of our Non-Qualified Deferred Compensation Plan, see “Report of the Leadership Development and Compensation Committee of the Board on Executive Compensation — Long-term incentives — Deferred compensation plan.”

(11)	Represents bonus paid to Ms. Sueltz pursuant to a retention bonus agreement, dated September 5, 2002.

(12)	Represents amounts paid to Ms. Sueltz for reimbursement of relocation expenses.

(13)	All amounts are based on annual average exchange rates for pounds sterling as follows: for fiscal year 2003, a rate of 0.633359; for fiscal year 2002, a rate 0.698842; and for fiscal year 2001, a rate of 0.685058.

(14)	Amounts shown include for fiscal year 2002: $28,959 (bonus), $28,625 (advance on sales commissions), and $95,905 (sales commissions); and for fiscal year 2001: $25,499 (reseller incentive program), $29,200 (advance on sales commissions) and $153,943 (sales commissions).

(15)	Amounts shown include for each fiscal year the following payments: 2003-$5,900 (car allowance) and $14,418 (car rebate); 2002-$17,018 (car allowance); and 2001-$14,992 (car allowance), $3,503 (fuel) and $117 (per diem).

(16)	Amounts shown represent the matching contribution which the Company made on behalf of Mr. Youngjohns to the Company’s UK pension plan.

Option grants in last fiscal year

The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during fiscal 2003:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term(4)
					5%($)	10%($)
Scott G. McNealy	1,000,000	0.89%	$3.70	07/25/2012	$2,326,910	$5,896,847
William N. Joy	300,000	0.27	3.70	07/25/2012	698,073	1,769,054
Gregory M. Papadopoulos	300,000	0.27	3.70	07/25/2012	698,073	1,769,054
Patricia C. Sueltz	300,000	0.27	3.70	07/25/2012	698,073	1,769,054
Robert Youngjohns	400,000	0.36	3.70	07/25/2012	930,764	2,358,739

(1)	Stock options have a ten-year term and vest at a rate of twenty percent per year beginning on the first anniversary of the date of grant. See also “Executive Compensation — Executive officer change-in-control arrangements.”

(2)	The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already owned shares, pursuant to a subscription agreement or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sun, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. However, our executive officers and members of the Board are currently prohibited from exercising their vested options pursuant to a Sun-sponsored cashless exercise procedure unless or until the SEC clarifies that this method of exercise is permitted under the Sarbanes-Oxley Act of 2002.

(3)	Options were granted at an exercise price equal to the last reported sale price of Sun common stock, as reported on the Nasdaq National Market on the date of grant.

(4)	Potential realizable value assumes that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the options expire. These numbers are calculated based on the SEC’s requirements and do not represent an estimate by Sun of future stock price growth.

Option exercises in last fiscal year

The following table shows stock options exercised and the value of unexercised stock options held, by the executive officers named in the Summary Compensation Table during fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)(*)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End($) Exercisable/Unexercisable
Scott G. McNealy	2,560,000	$6,615,936	16,586,706 / 5,613,494	$30,033,520 / $950,000
William N. Joy	—	—	9,378,973 / 1,322,827	18,162,206 / 285,000
Gregory M. Papadopoulos	—	—	780,040 / 770,160	119,448 / 285,000
Patricia C. Sueltz	—	—	606,706 / 953,494	0 / 285,000
Robert Youngjohns	—	—	708,440 / 927,160	270,653 / 380,000

*	Market value of underlying securities on the date of exercise minus the exercise price.

Executive officer change-in-control arrangements

In October 1990, we approved a form of Senior Management Change of Control Agreement. Each of the executive officers named in the Summary Compensation Table has signed a “change-of-control” agreement. Subject to certain provisions in the agreement, each officer is eligible to receive the following if such officer’s employment is terminated within twelve months following a change-of-control of Sun: (i) an amount equal to two and one-half times such officer’s annual compensation (or, in the case of Mr. McNealy, three times his annual compensation); (ii) continuation of health benefits and group term life insurance for twenty-four months; and (iii) the acceleration of vesting for all stock options held. The officer’s wages, salary and incentive compensation for the immediately preceding calendar year is counted as annual compensation. A “change-of-control” includes (i) a merger or acquisition of Sun resulting in a fifty percent or greater change in the total voting power of Sun immediately following such transaction, and (ii) certain changes in the majority composition of the Board during a thirty-six month period, not initiated by the Board.

Sun also entered into individual change-of-control agreements with each of its executive officers, in addition to the executive officers named in the Summary Compensation Table. The individual change-of-control agreements contain substantially the same terms as the change-of-control agreements described above. Any stock plan or employee stock plan containing change-of-control provisions could affect a named executive officer to the extent such officer participates in the plan.

In May 2003, the Leadership Development and Compensation Committee approved certain administrative amendments to the change of control agreements.

Deferred compensation arrangements

Under our Non-Qualified Deferred Compensation Plan, in the event of a participant’s death while an employee, such participant’s beneficiaries are entitled to receive the employee’s account balance plus a supplemental survivor benefit equal to two times the amount of compensation the participant deferred under the plan, not to exceed $3,000,000. See “Report of the Leadership Development and Compensation Committee of the Board on Executive Compensation—Long-term incentives—Deferred compensation plan” for a description of the Non-Qualified Deferred Compensation Plan.

Certain transactions with officers and members of the Board

In October 2001, Jonathan I. Schwartz, Executive Vice President, Software, received a full recourse, unsecured loan from Sun in the amount of $1,000,000, payable in full on or before October 29, 2005, at an interest rate of

4.82% per annum, compounded annually. This loan was made to assist Mr. Schwartz in meeting certain obligations in connection with a margin loan. In May 2002, Sun’s Board approved the grant of additional loans to Mr. Schwartz for an aggregate principal amount of up to $3,000,000 at market rate terms and for the same purpose as the loan granted in October 2001. Sun issued the first of these loans in June 2002, with a principal amount of $1,000,000 and an interest rate of 6.75% per annum, compounded semi-annually, payable in full on or before June 30, 2006. This loan was a full recourse loan and secured by Sun common stock owned by Mr. Schwartz with a fair market value equal initially to the principal amount of the loan. This loan also obligated Mr. Schwartz to increase the number of shares of Sun common stock to secure the loan every six months as necessary so that the fair market value of the Sun common stock securing the loan equaled the total amount of principal, accrued interest and any other obligations then owed by Mr. Schwartz to Sun under the terms of the loan. On July 19, 2002, Sun loaned Mr. Schwartz the remaining $2,000,000 previously authorized. Under the terms of the July 2002 loan agreement, all previous loans to Mr. Schwartz (including the prior unsecured $1,000,000 loan issued in October 2001) were consolidated into one full recourse loan containing the same terms, an interest rate of 6.75% per annum, compounded semi-annually, payable in full on or before June 30, 2006 and secured by Sun common stock owned by Mr. Schwartz with a fair market value equal initially to the total $4,000,000 principal amount subject to adjustment every six months as provided in the June 2002 loan described above. Mr. Schwartz has made payments on schedule, and as of September 4, 2003, a balance of $3,544,705, including accrued interest, remained outstanding.

In November 1999, Patricia C. Sueltz, Executive Vice President, Enterprise Services, received a nonrecourse, job-related relocation loan from Sun for the purchase of her residence in the amount of $850,000, payable in full on or before December 1, 2004, at an interest rate of 6.02% compounded annually, accrued interest to be paid annually and secured by a deed of trust on Ms. Sueltz’s principal residence. Ms. Sueltz has made payments on schedule, and as of September 4, 2003, Ms. Sueltz had paid all interest due under the terms of the loan and the entire $850,000 principal amount remained outstanding.

In November 2001, Sun invested $5.0 million in Packet Design LLC as part of a strategic relationship whereby the companies will potentially work together in various areas involving networking technologies and whereby Sun may receive early disclosure of certain technology developed by Packet Design. Judith L. Estrin, a member of Sun’s Board, is a controlling member and President and Chief Executive Officer of Packet Design. On September 20, 2002 Packet Design and Sun entered into an agreement whereby Sun agreed to pay Packet Design up to $400,000 in exchange for Packet Design’s efforts in porting and testing technology developed by Packet Design on Sun’s systems for a limited period of time, in order for Sun to evaluate the performance of such technology. In addition, Scott G. McNealy, our Chairman of the Board, President and Chief Executive Officer, William N. Joy, former Executive Vice President, Co-Founder and Chief Scientist, James L. Barksdale, a member of Sun’s Board, and Naomi O. Seligman, a member of Sun’s Board, have minority membership interests in Packet Design. Ms. Estrin is not a member of any committee of the Board. Ms. Estrin has notified the Company that she will not stand for reelection to the Board when her term expires on November 13, 2003.

Scott G. McNealy, our Chairman of the Board, President and Chief Executive Officer, was a member of the board of directors of General Electric Company during fiscal year 2003, and it, along with its subsidiaries, accounted for approximately eleven percent of our fiscal 2003 total net revenues. See also “Business—Sales, Marketing and Distribution” in our 2003 Form 10-K.

See also “Proposal 1, Election of Directors — Compensation committee interlocks and insider participation.”

Section 16(a) beneficial ownership reporting compliance

Our members of the Board and executive officers file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a member of the Board or an executive officer and, after that, any changes in their ownership of our equity securities. These reports are required by Section 16(a) of the 34 Act. Based on our review of the reports, we believe that during fiscal 2003 all of the members of the Board, our executive officers and ten percent stockholders complied with the foregoing filing requirements.

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION

COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

The following Report of the Leadership Development and Compensation Committee of the Board on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 (the “33 Act”) or the 34 Act, each as amended, except to the extent that Sun specifically incorporates it by reference into such filing.

Committee membership and organization

In accordance with the charter of the Leadership Development and Compensation Committee of the Board (“Committee”), the Committee will be appointed by and will serve at the discretion of the Board on the recommendation of the Corporate Governance and Nominating Committee. The Committee shall consist of no fewer than two members. The members of the Committee shall meet (i) the independence requirements of the listing standards of the Nasdaq National Market, (ii) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the 34 Act, and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Purpose

The purpose of the Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s Section 16b officers (the “Executive Officers”), and to administer the Company’s stock plans and U.S. Non-Qualified Deferred Compensation Plan. The Committee has overall responsibility for approving and evaluating the Executive Officers’ compensation plans, policies and programs of the Company. The Committee also reviews and provides input on the executive and leadership development policies, plans and practices developed by management that support Sun’s ability to develop and retain the superior executive and leadership talent required to deliver against our short and long-term business strategies.

Compensation philosophy

Our philosophy in setting compensation policies for Executive Officers is to maximize stockholder value over time. The Committee approves and continually evaluates our compensation policies applicable to the Executive Officers, including the chief executive officer, and reviews the performance of such officers. The Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value and has adopted the following guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables Sun to attract and retain key executive talent;

•	Align all pay programs with Sun’s annual and long-term business strategies and objectives; and

•	Provide variable compensation opportunities that are directly linked to the performance of Sun and that link executive reward to stockholder return.

Components of executive compensation

The Committee focuses primarily on the following three components in forming the total compensation package for our Executive Officers:

•	Base salary;

•	Annual incentive bonus; and

•	Long-term incentives.

Base salary

The Committee intends to compensate our Executive Officers, including the chief executive officer, competitively within the industry. In order to evaluate Sun’s competitive position in the industry, the Committee reviews and analyzes the compensation packages, including base salary levels, offered by other high technology companies, including companies in the S&P Computers (Hardware) and Software indices. In addition, the Committee, together with the Board, will also subjectively review and evaluate the level of performance of each executive-level officer, including Mr. McNealy, in order to determine current and future appropriate base pay levels.

For the chief executive officer, the Committee targets the lower-end of the base salary range determined by its aforementioned competitive analysis, giving more significant emphasis to annual bonus and longer-term incentives for Mr. McNealy’s total compensation package. For fiscal years 2003, 2002 and 2001, Mr. McNealy’s annual base salary was $100,000, such that his annual bonus, if awarded, would comprise the vast majority of his total potential annual compensation. This focus has allowed the Committee to directly compensate Mr. McNealy for corporate performance, while ultimately paying Mr. McNealy competitively by industry standards. See “Annual incentive bonus” below.

With respect to our other Executive Officers, the Committee has targeted base salary to be competitive with the industry, while linking a significant portion of these executives’ total compensation to an annual bonus. See “Annual incentive bonus” below. The Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve Sun’s corporate performance goals, thereby more directly contributing to stockholder value.

Annual incentive bonus

During fiscal 2003, our Executive Officers were eligible for a target annual incentive bonus, calculated by the Committee as a percentage of the officers’ base salary, under the terms of our Section 162(m) Executive Officer Performance-Based Bonus Plan (the “Bonus Plan”). See “Discussion of compensation in excess of $1 million per year” below for a description of the Bonus Plan. All Executive Officers, other than Mr. McNealy, were eligible for target bonuses ranging from seventy percent to one hundred percent of their base salary, depending on their positions. Mr. McNealy was eligible for a target bonus of two thousand five hundred percent of his base salary.

For fiscal 2003, the Bonus Plan was based on the achievement of certain corporate financial and non-financial (i.e., quality and people) performance goals, as well as divisional and functional goals. All goals were measured objectively in accordance with a scoring system assigned to each goal by the Committee. Goal scores were based on confidential information derived from Sun’s internal projections and business plan. The target bonus could then be multiplied by a factor ranging from 0 to 2 depending on actual performance in relation to applicable corporate, divisional and functional goals.

Due to economic challenges which we continued to experience during the last fiscal year, the Bonus Plan payment targets were once again reduced to fifty percent of the original plan and the Bonus Plan was based solely on the third and fourth fiscal quarter performance criteria. As a part of this revision, achievement of the divisional and functional goals was capped at target if the corporate financial goals were not achieved. During fiscal 2003, no bonuses were paid to Executive Officers despite achievement of certain goals in the third and fourth fiscal quarters.

Long-term incentives

Options and restricted stock.    The Committee provides our Executive Officers with long-term incentive awards through grants of stock options and, in limited cases, restricted stock. The Committee is responsible for determining who should receive the grants, when the grants should be made, the exercise price per share and the number of shares to be granted. The Committee considers grants of long-term incentive awards to Executive

Officers during each fiscal year. Long-term incentive awards are granted based on industry practice and individual or corporate performance as determined by the Committee. The Committee also grants stock options to Mr. McNealy. The Committee delegates authority to Mr. McNealy to grant stock options to employees, other than employees who hold a Vice President level position or above, subject to certain guidelines prescribed by the Committee.

The Committee believes that stock options provide our Executive Officers with the opportunity to purchase and maintain an equity interest in Sun and to share in the appreciation of the value of the stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage key employees to continue to be employed by Sun. All options to Executive Officers to date have been granted at the fair market value of Sun’s common stock on the date of the grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of Executive Officers and competitive compensation packages in the industry.

The Committee also makes restricted stock awards which can be similarly beneficial to executives as the value of the award increases with an increasing stock price. The use of restricted stock has been primarily limited within the last several fiscal years to specific cases in which a newly hired senior executive receives a grant in order to replace vested benefits and/or an equity position at a prior employer, to award an executive officer for extraordinary performance or to aid in retention. For fiscal year 2003, no restricted stock awards were made to executives named in the Summary Compensation Table.

Deferred compensation plan.    In June 1995, the Committee approved another component of our executive compensation program, the Non-Qualified Deferred Compensation Plan (the “Deferred Plan”). The Committee last amended the Deferred Plan on May 21, 2003. The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to Board of Director members, Executive Officers and other members of our management, to enable them to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, compensation may be deferred until termination or other specified dates they may choose. Deferred amounts may be credited with earnings based on investment choices made available by the Committee for this purpose. Participants’ dependents are also eligible to receive a pre-retirement death benefit.

Discussion of compensation in excess of $1 million per year

The Committee has considered the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), enacted under the Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance-based within the meaning of Section 162(m).

In order to qualify compensation derived by Executive Officers from stock options as performance-based compensation, amendments to the 1990 Long-Term Equity Incentive Plan were submitted to and approved by our stockholders at our 1994 annual meeting.

Additionally, with respect to bonuses granted by this Committee to such Executive Officers, the Committee approved the Section 162(m) Executive Officer Performance-Based Bonus Plan to qualify bonus payments to executives under Section 162(m). Stockholders approved the plan at our 1995 annual meeting. Periodically, the plan must be re-qualified by submitting it to our stockholders for approval. Stockholders approved our Section 162(m) Executive Officer Performance Based Bonus Plan again at our 2001 annual meeting. The Committee, however, reserves the right to award compensation to our Executive Officers in the future that may not qualify under Section 162(m) as deductible compensation. The Committee will, however, continue to consider all elements of the cost to Sun of providing such compensation, including the potential impact of Section 162(m).

Leadership development

The Committee also reviews and adopts the executive and leadership development policies, plans and practices that support Sun’s ability to develop and retain the superior executive and leadership talent required to deliver against our short and long-term business strategies. During fiscal 2002, the Committee approved the creation of the Leadership Institute, an organization which provides executive development experiences to Sun’s next generation of leaders. Since inception, thirty-three Sun vice presidents have completed the leadership development program. In conjunction with the full Board, the Committee also reviewed the succession and development plans for Sun’s top forty executives.

Conclusion

The Committee believes that its executive compensation philosophy and leadership development practices serve the best interests of Sun and our stockholders.

Submitted by the Leadership Development and Compensation Committee of the Board

L. John Doerr, Chairman

M. Kenneth Oshman

PERFORMANCE GRAPH

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the 33 Act or the 34 Act, except to the extent that Sun specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Sun securities are listed on the Nasdaq National Market and are governed by its listing standards. Presented below is a line graph that compares the cumulative return of the following to our five years ending on June 30, 2003:

•	Sun Common Stock;

•	S&P 500 Index; and

•	S&P Computers (Hardware) Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SUN MICROSYSTEMS, INC., THE S&P 500 INDEX

AND THE S&P COMPUTER HARDWARE INDEX

*$100 INVESTED ON 6/30/98 IN STOCK OR INDEX-

INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING JUNE 30.

Copyright© 2003, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO 1990 EMPLOYEE STOCK PURCHASE PLAN

General

We are asking you to approve an amendment to our 1990 Employee Stock Purchase Plan (“ESPP”), which will include the following changes: (1) an increase in the number of shares of common stock available for issuance under the ESPP by an additional 170,000,000 shares; (2) the inclusion within the ESPP of an expanded global program designed for international employees (“Global Program”) in addition to the Internal Revenue Code Section 423 component of the plan; (3) the imposition of a limit to the number of shares of our common stock that may be purchased by each participant on a purchase date (25,000 shares) and by all participants on one purchase date (45,000,000 shares) and (4) other changes designed to facilitate the administration of the ESPP. The purposes of the amendments are among other things, to facilitate the administration of the ESPP to avoid unfavorable accounting consequences and to ensure that we will have a sufficient reserve of common stock available under the ESPP to provide eligible employees of the Company and its designated affiliates (whether now existing or subsequently established) with the opportunity to purchase shares of our common stock at periodic purchase dates through their accumulated payroll deductions or other approved contributions.

The Board of Directors believes that the number of shares currently available for issuance under the ESPP is insufficient to continue providing our employees with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the best available talent suitable for the success of our business.

The proposed amendments were adopted by the Board on July 23, 2003 and will become effective upon stockholder approval at the Annual Meeting.

Summary of the ESPP, as amended

The terms and provisions of the ESPP, as amended (“Amended ESPP”), are summarized below. This summary, however, does not purport to be a complete description of the Amended ESPP. The Amended ESPP is set forth in its entirety and has been included as Attachment B to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Amended ESPP.

Share Reserve

The number of shares of common stock reserved for issuance over the term of the Amended ESPP is limited to 616,400,000 shares, assuming stockholder approval of the 170,000,000 share increase that is the subject of this proposal. As of September 4, 2003, 403,164,178 shares of common stock had been issued under the ESPP, and 213,235,822 shares will be available for future issuance under the Amended ESPP, assuming stockholder approval of the 170,000,000 share increase. If the increase is not approved, the number of shares available for future purchases will be 43,235,822.

The shares issuable under the Amended ESPP may be made available from authorized but unissued shares of common stock or from shares of common stock repurchased by the Company, including shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (a) the maximum number and class of securities issuable under the Amended ESPP, (b) the number and class of securities subject to each purchase right and the purchase price per share in effect under each outstanding purchase right, (c) the maximum number and class of securities that may be purchased per participant on any one purchase date, and (d) the maximum number and class of securities that may be purchased in total by all participants on any one purchase date. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the Amended ESPP or the outstanding purchase rights thereunder.

Eligibility and Participation

The Amended ESPP permits our eligible employees to purchase common stock through accumulated payroll deductions or other approved contributions under either (a) the U.S. Program component designed to provide special tax benefits to our employees subject to United States income tax, or (b) the Global Program component designed to comply with the requirements of the various jurisdictions where our worldwide employees reside.

Individuals participating in the U.S. Program who customarily work for more than twenty hours per week or for more than five months per calendar year as employees of the Company or any designated affiliate (including any corporation which subsequently becomes such at any time during the term of the Amended ESPP) are eligible to participate in the Amended ESPP. Individuals participating in the Global Program are also subject to similar eligibility restrictions, unless prohibited by the laws of the local jurisdiction.

An individual who is an eligible employee on the fifteenth day of the month preceding the start date of any offering period may join that offering period by delivering an appropriate subscription agreement to the Company. An individual who first becomes an eligible employee after the commencement of an offering period may not participate in the Amended ESPP until the commencement of the next offering period.

As of September 4, 2003, approximately 35,600 employees worldwide were eligible to participate in the ESPP, of whom approximately 18,000 were participating.

Offering Periods and Purchase Rights

Shares of common stock are offered under the Amended ESPP through a series of offering periods of such duration as the plan administrator shall determine, provided that in no event shall an offering period exceed twenty-seven months. Each offering period consists of one or more purchase dates as determined by the plan administrator prior to the commencement of that offering period. The plan administrator has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period if the change is announced at least fifteen days prior to the scheduled commencement of the next offering period.

When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on a purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

Most recently, the plan administrator has established six-month offering periods with a single purchase date on the last business day of the offering period. Accordingly, offering periods have run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year. The purchase dates have occurred on the last business days of April and October each year.

The most recent offering period began on May 1, 2003 and is scheduled to end on the last business day in October 2003. The next offering period will begin on November 13, 2003 and run through the last business day in April 2004, regardless of whether the stockholders approve the share increase that is part of this proposal. If the stockholders do not approve the share increase, there will likely be a pro-rata allocation of the shares available under the ESPP on the April 2004 purchase date, in keeping with the plan provisions regarding share pro-ration, should the total number of shares of common stock to be purchased pursuant to the outstanding purchase rights for this offering period exceed the maximum number of shares that may be purchased in total by all participants on that purchase date. Following the purchase on the last business day in April 2004, the offering periods will be six months in length, running from the first business day in May to the last business day in October and from the first business day in November to the last business day of April, unless the Board decides to modify the offering period or to alter, suspend or terminate the ESPP in keeping with its authority under the ESPP.

Purchase Price

The purchase price of the common stock purchased on behalf of each participant on each purchase date during an offering period will be equal to eighty-five percent of the lower of (a) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled, or (b) the fair market value on that purchase date.

The fair market value per share of common stock on any particular date under the Amended ESPP will be deemed to be equal to the closing selling price per share on such date reported on the Nasdaq National Market and published in The Wall Street Journal. On September 4, 2003, the closing selling price per share of common stock on the Nasdaq National Market was $4.148 per share.

Payroll Deductions and Stock Purchases

In general, each participant may authorize periodic payroll deductions in any multiple of one percent up to a maximum of ten percent of his or her total eligible earnings (regular straight time gross earnings, variable compensation for field sales personnel, broad-based Company bonus programs, payments for overtime, shift premiums and lead pay, but excludes other compensation) to be applied to the acquisition of common stock on purchase dates within an offering period. Participants are permitted to make other approved contributions prior to a purchase date in an offering period in certain jurisdictions where payroll deductions are prohibited by local law.

On each purchase date, the accumulated payroll deductions or other approved contributions of each participant will be automatically applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

In general, payroll deductions are credited to a participant’s account under the Amended ESPP and may be commingled with the general assets of the Company and used for general corporate purposes until shares of common stock are purchased. In certain jurisdictions outside the United States, the Company establishes a separate trust account to hold payroll deductions where required by local law. Since the Company pays all administrative costs of the Amended ESPP, it does not pay interest on accumulated payroll deductions unless required by the laws of a local jurisdiction.

Special Limitations

The Amended ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock representing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 25,000 shares of common stock on any one purchase date.

•	The maximum number of shares of common stock that may be purchased in total by all participants on any purchase date is limited to 45,000,000 shares.

Subject to the total number of shares authorized for issuance under the Amended ESPP, the Board has the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the limitations to be in effect for the number of shares that may be purchased per participant or in total by all participants on each purchase date within that offering period.

Withdrawal Rights and Termination of Employment

A participant may withdraw from an offering period by providing written notice to the Company prior to the close of that offering period. In such an event, all of the participant’s payroll deductions will be refunded promptly, the participant’s purchase right for the offering period will be terminated, and further payroll deductions will cease. In addition, payroll deductions will not resume at the beginning of a succeeding offering period unless the participant delivers a new subscription agreement to the Company during the open enrollment period preceding the commencement of the next offering period.

A participant’s purchase right will terminate immediately upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and issued by the Company.

Assignability

Purchase rights are not assignable or transferable by the participant, and the purchase rights are exercisable only by the participant.

Change in Control or Ownership

In the event of a proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each purchase right under the Amended ESPP shall be assumed or an equivalent purchase right shall be substituted by a successor corporation, unless the Board exercises its discretion to shorten the offering period then in progress and sets a new purchase date. Upon setting a new purchase date, the plan administrator shall attempt to notify each participant at least ten days prior to the new purchase date, that his or her purchase right will be exercised automatically on the new purchase date, unless the participant elects to withdraw from the current offering period.

Share Pro-Ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (a) the maximum number of shares that may be purchased in total by all participants on any one purchase date, or (b) the number of shares then available for issuance under the Amended ESPP, the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. In such an event, the plan administrator will refund accumulated payroll deductions of each participant to the extent in excess of the purchase price payable for the common stock pro-rated to such individual.

Administration

The Amended ESPP is administered by the Board or a committee appointed by the Board. The Board or designated committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Amended ESPP.

In addition, the plan administrator may also adopt rules, procedures, or sub-plans relating to the operation and administration of the Global Program component of the Amended ESPP in various countries to accommodate the specific requirements of those jurisdictions. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Although non-employee Board members are ineligible to participate in the Amended ESPP, members of the Board who are also eligible employees may participate in the Amended ESPP. Nevertheless, no member of the Board who is eligible to participate in the Amended ESPP may vote on any matter affecting the administration of the plan or serve as a member of a committee appointed to administer the plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Amended ESPP.

Amendment and Termination

The Board may alter, suspend or terminate the Amended ESPP at any time. However, the Board may not, without stockholder approval, (a) increase the number of shares issuable under the Amended ESPP, (b) alter the purchase price formula so as to reduce the purchase price, (c) modify the requirements for eligibility to participate in the Amended ESPP or (d) extend the duration of the Amended ESPP.

The Amended ESPP is scheduled to terminate on December 12, 2010, unless terminated sooner by the Board.

New plan benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the 170,000,000 share increase, which is the subject of this Proposal. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the Amended ESPP.

U.S. federal tax consequences

The following is a summary of the principal United States federal income taxation consequences to employees and the Company with respect to participation in the U.S. Program component of the Amended ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The U.S. Program component of the Amended ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Amended ESPP or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into an offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) fifteen percent of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (b) fifteen percent of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Non-U.S. tax consequences

The income taxation consequences to employees and the Company (or its designated affiliates) with respect to participation in the Global Program component of the Amended ESPP vary by country. In general, participants are usually subject to taxation upon the purchase of shares during an offering period. The Company (or one of its designated subsidiaries) is generally entitled to a deduction when participants recognize taxable income.

Accounting treatment

Under the accounting principles currently applicable to employee stock purchase plans qualified under Section 423 of the Code, the issuance of common stock under the Amended ESPP generally will not result in a compensation expense chargeable against the Company’s reported earnings. However, the Company must disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact the purchase rights granted under the Amended ESPP would have upon the Company’s reported earnings were the fair value of those purchase rights treated as a compensation expense.

The Company must have a sufficient number of shares approved for issuance under the Amended ESPP at the beginning of each offering period for all purchases made during that offering period. If additional shares need to be approved during the course of an offering period, then that approval may result in a compensation charge to the Company’s reported earnings. The potential charge is calculated based on the excess of the fair market value of the common stock on the date the additional share increase is approved over the purchase price in effect for that offering period.

The Financial Accounting Standards Board (“FASB”) has recently initiated a project to reconsider the accounting treatment for employee stock options, including stock purchase rights similar to those issued under the Amended ESPP. Accordingly, the foregoing summary of the applicable accounting treatment for share purchases under the Amended ESPP may change substantially in the event that FASB were to conclude that the employee purchase rights should be valued, either as of the grant date or other measurement date, under an option valuation formula such as the Black-Scholes formula and that such value then should be charged as a direct compensation expense against the Company’s reported earnings over a designated period.

Vote required

The affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required for approval of the amendments to the Amended ESPP described in this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares if your broker is a NASD or NYSE member organization. Should such stockholder approval not be obtained, then the 170,000,000 share increase, which is the subject of this proposal, will not be implemented and no additional purchase rights will be granted on the basis of such increase. However, the ESPP will remain in effect, and stock purchases may continue to be made pursuant to the provisions of the ESPP until the share reserve of common stock under the ESPP is depleted.

Board recommendation

The Board believes that it is in the best interests of the Company to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended ESPP and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

The Board unanimously recommends that you vote “FOR” the amendments to the 1990 Employee Stock Purchase Plan.

1990 Employee Stock Purchase Plan table

The following table summarizes amounts that were received due to participation in the ESPP during fiscal year 2003 by:

•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group; and

•	all employees, including all current officers who are not executive officers, as a group.

1990 EMPLOYEE STOCK PURCHASE PLAN

Name and Position of Individual	Securities Purchased	Weighted Average Purchase Price Per Share ($/sh)
Scott G. McNealy Chairman of the Board of Directors, President and Chief Executive Officer	4,260	$2.63

William N. Joy Former Executive Vice President, Co-Founder and Chief Scientist	7,616	2.79

Gregory M. Papadopoulos Executive Vice President and Chief Technology Officer	7,168	2.79

Patricia M. Sueltz Executive Vice President, Sun Services	—	—

Robert Youngjohns Executive Vice President, Global Sales Operations	5,930	2.72

All current executive officers as a group	94,943	2.78

All employees, including current officers who are not executive officers, as a group	51,485,794	$2.65

Securities authorized for issuance under equity compensation plans

Equity Compensation Plan Information

The following table provides information as of June 30, 2003 about compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board upon exercise of options, warrants or rights under all of our existing equity compensation plans, including the ESPP, the 1990 Long-Term Equity Incentive Plan (“Incentive Plan”), 1997 Stock Option Plan for French Employees (“1997 French Plan”), the 1988 Directors’ Stock Option Plan (“Directors’ Plan”), the Equity Compensation Acquisition Plan (“ECAP”) and the 1989 French Stock Option Plan (“1989 French Plan”), each as amended, as well as options assumed in acquisitions. The table does not include any additional shares of common stock which will be authorized for issuance if the proposed amendments to the ESPP are approved at the Annual Meeting.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a) (#)(c)
Equity compensation plans approved by security holders (excluding ESPP)(1)	568,824,888	$14.11	273,728,524	(2)

Equity compensation plans not approved by security holders (excluding ESPP)(3)	17,685,073	9.01	31,357,470	(4)
Total	586,509,961	13.95	305,085,994

Equity compensation plans approved by security holders (ESPP only)	N/A	N/A	43,235,822

Equity compensation plans not approved by security holders (ESPP only)	N/A	N/A	N/A

Total (ESPP only)	N/A	N/A	43,235,822

All Plans	586,509,961	$13.95	348,321,816

(1)	Number of securities to be issued and available for future issuance under our Incentive Plan, Directors’ Plan and 1997 French Plan.

(2)	This number of shares excludes 43,235,822 shares of our common stock reserved under our ESPP for future issuance.

(3)	Number of securities to be issued and available for future issuance under our ECAP and 1989 French Plan.

(4)	This number of shares includes 491,746 shares of our common stock reserved under our 1989 French Plan and 30,865,724 shares available for grant as of June 30, 2003. This number of shares does not include outstanding options to purchase 6,290,036 shares of our common stock or 12,619 warrants exercisable for our common stock assumed through various mergers and acquisitions. At June 30, 2003, these assumed options had a weighted average exercise price of $9.72 per share and the assumed warrants had an exercise price of $8.88 per share. In the event that any such assumed option or warrant is not exercised, no further option or warrant to purchase shares of our common stock will be issued in place of such unexercised option or warrant.

Equity Compensation Acquisition Plan

In April 1996, the Board approved the ECAP. The ECAP has not been submitted to our stockholders for approval. A total of 54,360,000 shares are reserved for issuance under the ECAP. The ECAP is intended to be utilized, and to date has only been used, to provide incentive stock option awards to new employees who join Sun in connection with Sun’s acquisitions. A brief summary of the ECAP follows.

Purpose

The purposes of the ECAP are to:

•	attract and retain the best available personnel;

•	provide additional incentive to eligible employees and consultants; and

•	promote the success of Sun’s business.

Eligibility

Employees and consultants of Sun and its subsidiaries are eligible to receive awards under the ECAP. However, officers and members of Sun’s Board are not eligible to receive awards under the ECAP.

Administration

The ECAP is administered by our Leadership Development and Compensation Committee (“LDCC”). The LDCC has the authority to construe and interpret the ECAP, to prescribe, amend and rescind rules and regulations relating to the ECAP, and to make all other determinations necessary or advisable for the administration of the ECAP. Members of the LDCC receive no additional compensation for their administration of the ECAP.

Stock options

The ECAP permits the granting of nonstatutory stock options (NSOs). Incentive stock options may not be granted under the ECAP.

The ECAP provides that the exercise price for each share covered by an NSO shall be determined by the LDCC.

The LDCC is responsible for establishing the terms and conditions applicable to NSOs. NSOs may vest and be exercisable over a period of time, and their exercisability may be accelerated by the LDCC in their discretion.

The exercise price of NSOs granted under the ECAP may be paid for by the following methods:

•	cash;

•	check;

•	promissory note;

•	Sun common stock with a fair market value on the exercise date equal to the aggregate exercise price of the options; or

•	any other consideration and method of payment to the extent allowed under applicable laws.

The Board may authorize Sun to accept payment by any combination of the methods stated above. Sun will accept as payment the delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Sun the amount of sale or loan proceeds required to pay the exercise price.

Under the ECAP, if an optionee’s employment or consultancy terminates for any reason (other than death or disability), the optionee may exercise his or her option within such period of time from the date of such termination as is determined by the LDCC. Generally, this period of time may not exceed ninety days. In the event of an optionee’s death or disability, an option may be exercised for a period of six months from the date of termination.

Stock purchase rights

Stock purchase rights or restricted stock may also be granted under the ECAP. Stock purchase rights may be granted alone, in addition to, or in tandem with, other awards under the ECAP.

Sun has the right to repurchase Sun restricted common stock acquired by a purchaser in the event of the voluntary or involuntary termination of the employment or consultancy of the purchaser. Sun’s right to repurchase its stock lapses over time, and stock that is vested is no longer subject to Sun’s right of repurchase.

Capital changes

The number of shares available for future grant and the number of shares previously granted pursuant to the ECAP (and if applicable, the exercise price or purchase price) are subject to adjustment for a stock split, reverse stock split, stock dividend, combination or reclassification where such adjustment is effected without the receipt of consideration.

Dissolution or liquidation

In the event of the proposed dissolution or liquidation of Sun, the LDCC may, in its discretion, provide for an optionee to have the right to exercise his or her NSO, including shares that are not otherwise exercisable, until ten days prior to such dissolution or liquidation. In addition, the LDCC may provide that any Sun repurchase right shall lapse as to all shares that remain subject to such repurchase right.

Merger or asset sale

In the event of a merger of Sun with or into another corporation or the sale of substantially all of Sun’s assets, each outstanding NSO and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or to substitute equivalent options or rights for the NSO or stock purchase right, each NSO or stock purchase right shall become fully vested.

Amendment and termination

The ECAP may be amended, altered, suspended or terminated at any time. However, any such amendment, alteration, suspension or termination of the ECAP may not adversely affect any outstanding awards unless the recipient of such award consents to such modification in writing.

1989 French Stock Option Plan

In February 1989, the Board approved the 1989 French Plan. The 1989 French Plan has not been submitted to our stockholders for approval. A total of 7,360,000 shares are reserved for issuance under the 1989 French Plan. Should our stockholders approve the Amended ESPP under Proposal 2 herein, employees participating in the 1989 French Plan will participate in the Amended ESPP rather than the 1989 French Plan. A brief summary of the plan follows.

Purpose

The purpose of the 1989 French Plan is to provide employees of Sun Microsystems France S.A. and certain other Sun designated subsidiaries with an opportunity to purchase Sun common stock through accumulated payroll deductions.

Administration

The 1989 French Plan is administered by our LDCC. The LDCC has the authority to construe and interpret the 1989 French Plan, to prescribe, amend and rescind rules and regulations relating to the 1989 French Plan, and to make all other determinations necessary or advisable for the administration of the 1989 French Plan. Members of the LDCC receive no additional compensation for their administration of the 1989 French Plan.

Offering periods

The 1989 French Plan has a series of consecutive six month offering periods with a new offering period commencing on November 1 and May 1 of each year. The Board has the power to alter the duration of the offering periods if such change is announced at least fifteen days prior to the scheduled beginning of the first offering period to be affected by such change.

Eligibility

Any employee employed by Sun Microsystems France S.A. or a designated subsidiary on a given enrollment date shall be eligible to participate in the 1989 French Plan. Employees will not be granted an option to purchase Sun common stock under the 1989 French Plan if (i) immediately after the commencement of an offering, the employee owns stock or holds outstanding options to purchase stock representing five percent or more of the total combined voting power or value of all classes of Sun stock or the stock of a Sun subsidiary or (ii) the employee’s rights to purchase stock under the 1989 French Plan (and all other similar Sun plans or plans of Sun’s subsidiaries) accrue at a rate that exceeds $25,000 worth of Sun common stock (determined using the fair market value of Sun common stock on the date the option is granted) for each calendar year in which such option is outstanding at any time.

Payment of purchase price; payroll deductions

The purchase price of the shares is accumulated by payroll deductions during the offering period. Payroll deductions may not exceed ten percent of a participant’s compensation received on each pay day during the offering period and may not exceed ten percent of the aggregate of the participant’s compensation received during the offering period. A participant is generally permitted to discontinue payroll deductions, but is not permitted to increase or decrease payroll deductions during an offering period. The purchase price per share of Sun common stock offered in a given offering period is the lesser of eighty-five percent of the fair market value of a share of Sun common stock on the enrollment date (which is the first day of the offering period) or eighty-five percent of the fair market value of a share of Sun common stock on the exercise date (which is the last day of the offering period).

Purchase of stock; exercise of option

Each eligible employee participating in an offering period is granted an option to purchase on the exercise date up to a number of shares of Sun common stock determined by dividing the employee’s accumulated payroll deductions during the offering period by the option price (which is eighty-five percent of the fair market value of Sun common stock, as described in the preceding paragraph). However, the maximum number of shares that an eligible employee may purchase during an offering period is capped at a number determined by dividing $12,500 by the fair market value of a share of Sun common stock on the enrollment date. The option is automatically exercised on the exercise date, which is the last day of the offering period.

Withdrawal

A participant may withdraw all but not less than all accumulated payroll deductions at any time during an offering period. Withdrawn accumulated payroll deductions will be paid promptly to the participant.

Termination of employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the 1989 French Plan immediately. Any accumulated and unused payroll deductions will be returned to the participant, or in the event of the participant’s death to the person entitled to such accumulated payroll deductions.

Capital changes

In the event of any changes in Sun’s capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Sun common stock, effected without receipt of consideration by Sun, appropriate adjustments will be made in the number of shares subject to the option and to the purchase price per share.

Dissolution or liquidation

In the event of the proposed dissolution or liquidation of Sun, the offering period then underway will terminate immediately prior to such proposed dissolution or liquidation.

Merger or change of control

In the event of a proposed sale of all or substantially all of the assets of Sun, or the merger of Sun with or into another corporation, each option under the 1989 French Plan shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board determines that participants in the 1989 French Plan shall have the right to exercise the option as to all shares subject to such option, including as to shares that would not have otherwise been exercisable.

Amendment and termination

The 1989 French Plan may be amended, altered, suspended or terminated at any time. Any such amendment, alteration, suspension or termination of the 1989 French Plan may not adversely affect any outstanding options, provided that an offering period may be terminated by the Board on any exercise date if the Board determines it is in the best interests of Sun and its stockholders.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit our consolidated financial statements for fiscal 2004. Ernst & Young LLP has served as Sun’s independent auditors since 1982. We are asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004. Ernst & Young LLP was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by Ernst & Young LLP. A member of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

Vote required

If a quorum is present and voting, the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004.

Board recommendation

The Board recommends that you vote “FOR” the ratification of appointment of Ernst & Young, LLP as the Company’s independent auditors.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young LLP provided during fiscal years 2003 and 2002:

	2003	2002
Audit fees(1)	$3,393,000	$2,809,000
Audit-related fees(2)	447,000	145,000
Tax fees(3)	6,693,000	7,677,000
All other fees(4)	783,000	798,000

Total	$11,316,000	$11,429,000

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance services related to the audit of the Company’s financial statements and for services in connection with audits of the Company’s benefit plans.

(3)	Represents fees for services provided in connection with the Company’s expatriate tax program, domestic and international tax planning, tax due diligence associated with the Company’s acquisition activities and international tax compliance.

(4)	Represents fees for services provided to the Company not otherwise included in the categories above, including services provided in connection with the Company’s expatriate relocation programs, and other miscellaneous items.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During fiscal year 2003, all services were pre-approved by the Audit Committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the 33 Act or the 34 Act, except to the extent that Sun specifically incorporates it by reference into such filing.

The Audit Committee currently consists of Robert L. Long, Chairman, Robert J. Fisher, Naomi O. Seligman and Lynn E. Turner (“Committee”). All members of the Committee meet the independence and experience requirements of the Nasdaq National Market.

The Board of Directors has adopted a written charter for the Committee that is attached as Attachment A to this proxy statement. This charter was amended during fiscal year 2003 in response to new regulatory requirements, including the Sarbanes-Oxley Act of 2002 and related rules and regulations proposed or issued by the SEC and the Nasdaq National Market.

The Committee is responsible for overseeing Sun’s accounting and financial reporting processes and audits of Sun’s financial statements. As set forth in its charter, the Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for Sun’s financial statements and reports, as well as the independent auditors who are responsible for expressing an opinion on the conformity of Sun’s audited financial statements to generally accepted accounting principles.

The Committee met twelve times either in person or by telephone during fiscal year 2003. In the course of these meetings, the Committee met with management, the internal auditors and Sun’s independent auditors and reviewed the results of the internal and external audit examinations, evaluations of Sun’s internal controls and the overall quality of Sun’s financial reporting.

The Committee believes that a candid, substantive and focused dialogue with the internal auditors and the independent auditors is fundamental to the Committee’s oversight responsibilities. To support this belief, the Committee periodically meets separately with the internal auditors and the independent auditors, without management present. In the course of its discussions in these meetings, the Committee asked a number of questions intended to bring to light any areas of potential concern related to Sun’s financial reporting and internal controls. These questions include:

•	Are there any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

•	Based on the auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Committee recommended the engagement of Ernst & Young LLP as Sun’s independent auditors for fiscal year 2003 and reviewed with the internal auditors and independent auditors their respective overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of Ernst & Young LLP and discussed with Ernst & Young LLP their independence, including a review of the audit and non-audit services provided by them to Sun. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with the independent auditors their written report required by Independence Standards Board Standard No. 1.

Management has reviewed the audited financial statements for fiscal year 2003 with the Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent auditors to help give the Committee comfort in connection with its review.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the SEC.

Submitted by the Audit Committee of the Board

Robert L. Long, Chairman

Robert J. Fisher

Naomi O. Seligman

Lynn E. Turner

PROPOSAL 4

STOCKHOLDER PROPOSAL

CHINA BUSINESS PRINCIPLES FOR RIGHTS OF WORKERS IN CHINA

We received a stockholder proposal this year. This proposal is substantially identical to proposals we received in each of the last two years and which were included in our 2002 and 2001 proxy statements. The author and proponent of the following stockholder resolution is John Harrington, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, CA 94581-1108. The proponent has requested that we again include the following proposal and supporting statement in this proxy statement. The proponent beneficially owns one thousand shares of our common stock. The stockholder proposal is quoted verbatim in italics below. For the reasons stated in our response, which follows the stockholder proposal, our Board strongly recommends that you vote “AGAINST” the stockholder proposal.

Proponent’s proposal

WHEREAS: our company’s business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social & Cultural Rights, and Civil & Political Rights. They have been signed by the Chinese government and China’s national laws.

(1)     No goods or products produced within our company’s facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

(2)    Our facilities and suppliers shall adhere to wages that meet workers’ basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China’s national labor laws.

(3)    Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

(4)    Our facilities and suppliers shall use production methods that do not negatively affect the worker’s occupational safety and health.

(5)    Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

(6)    We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

(7)     Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity, region of origin, labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

(8)    Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

(9)    Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China’s national labor laws.

(10)  We will not sell or provide products or technology in China that can be used to commit human rights violations or labor rights abuse.

(11)  We will issue annual statements to the China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People’s Republic of China.

SUPPORTING STATEMENT: As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.”

The Board’s response

Our Board unanimously recommends a vote “AGAINST” the proposal for the following reasons:

More than eighty-five percent of shares voted on a substantially identical proposal at our last two annual meetings were voted against the proposal; however, the proponent may submit it again because the proposal received more than six percent of the vote at the 2002 Annual Meeting.

While Sun’s business practices continue to embody the general intent of the China Business Principles, after careful review of the proposal and our practices in China, Sun, as in previous years, opposes the adoption of this stockholder proposal for the following reasons:

•	it would limit Sun’s ability to manage complex and sensitive issues related to our operations in China;

•	our current policies provide levels of protection appropriately comparable to those sought by the proposal; and

•	compliance with the proposal would be difficult to measure, time-consuming, and costly and would therefore result in a diversion of resources from other equally important issues affecting the company.

As we stated in our 2002 and 2001 Proxy Statements, we have consistently demonstrated our commitment to our employees and the environment. We are a socially responsible company supporting human rights for workers, not only in China, but all over the world. We are committed to just, open-minded and non-discriminatory labor practices and environmental responsibility. Our existing labor and environmental policies and practices worldwide show that we take this responsibility seriously.

While the areas addressed by this proposal are legitimate concerns, these issues are extremely sensitive and complex and affect the way we conduct our business on a day-to-day basis. For example, the operation of our business in China and elsewhere in the world often depends on complicated relationships with suppliers and other third parties. These types of business conduct issues deserve the highest level of management attention and are therefore more appropriately handled by our management, not by broad and sweeping outside policies. We are confident that our management is addressing the problems that are the focus of this proposal to the best of their abilities.

Our business in China primarily involves the sale of products and services as well as research and development. We have no direct manufacturing facilities in China. We are committed to operating in full compliance with applicable laws in every country where we conduct business, including China. It is part of our business practice to adhere to hundreds of local, state, federal and international laws and regulations on labor and environmental matters, none of which are superseded by the China principles. Our current form of agreement with our suppliers requires those suppliers to comply with all applicable laws and regulations with respect to the manufacture and sale of components or products. We have also adopted internal policies and standards of business conduct to ensure compliance with the laws of the numerous countries in which we operate. In addition, we maintain strong policies designed to promote a healthy environment, prohibit harassment, and prohibit discrimination on the basis of race, age, gender, or national origin. All of these policies have proven effective and provide uniformity for our worldwide operations, including those in China, and to the extent practicable, our policies provide levels appropriately comparable to that sought by the proposed principles. Moreover, in the last year, China passed labor laws that require the support and funding of trade unions within our facilities and we have fully complied with these laws. In addition, recent developments in trade relations with China continue to influence the conditions under which American companies conduct business in China. We cite two related developments in particular. First, China has taken on extensive new obligations pursuant to its recent admission to the World Trade Organization. Second, Congress passed legislation that confers upon China permanent normal trade relations status and that has been signed into law. This legislation also provides for the establishment of a Congressional Executive Commission to monitor the status of human rights in China.

Compliance with the principles in the proposal would be difficult to measure, time-consuming and costly, and would result in a diversion of resources and draw attention away from other equally important issues affecting Sun. The principles proposed are vague, and would impose requirements that are not only unclear but so sweeping in nature as to make compliance difficult or impossible to assess. For example, the proposal calls for wages that meet workers’ “basic needs” and the use of production methods that have “minimum adverse impact on land, air and water quality.” In some cases, the principles are beyond our ability to implement as they relate to functions of various Chinese governments, such as prohibiting police or military presence and promoting freedom from arbitrary arrest or detention. We could also be required to generate a set of very complex and detailed reports relating to third party relationships or activities. All of these efforts would result in a diversion of resources from other equally important issues affecting Sun.

Finally, we believe it is not in your best interest as a stockholder to grant undue influence to individuals or groups that have no major stake in our business and/or no governmental legitimacy.

For the reasons stated above, the Board unanimously recommends a vote “AGAINST” approval of the stockholder proposal regarding China Business Principles for Rights of Workers in China.

Vote required

Approval of this stockholder proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting. If you grant us a proxy for your shares, we will vote them “AGAINST” the stockholder proposal unless you specify that your shares be voted in a different manner. If you hold shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker may have authority to vote your shares.

Board recommendation

The Board unanimously recommends that you vote “AGAINST” Proposal 4.

Stockholder proposals and nominations for the 2004 annual meeting

Proposals that you seek to have included in the proxy statement for our 2004 annual meeting must be received by the Secretary of Sun no later than June 8, 2004.

If you intend to present a proposal at our 2004 annual meeting, but you do not intend to have it included in our 2004 proxy statement, your proposal must be delivered to the Secretary of Sun no later than August 7, 2004 and no earlier than July 8, 2004. If the date of our 2004 annual meeting is more than 30 calendar days before or after the date of our Annual Meeting, your proposal must be delivered by the close of business on the tenth day following the day we publicly announce the date of the 2004 annual meeting.

Dated: October 2, 2003

Attachment A

SUN MICROSYSTEMS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER STATEMENT

On behalf of the Board, the Audit Committee’s function is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. Primary responsibility for the Company’s financial reporting lies with senior management, with oversight by the Board of Directors. The Audit Committee:

•	maintains open lines of communication with the Company’s Chief Financial Officer, the Head of Internal Audit, and the senior account representative of its External Auditor;

•	is an informed, vigilant and effective overseer of the Company’s internal controls and disclosure controls and procedures for financial reporting purposes;

•	has its duties and responsibilities set forth in a written charter;

•	reports its activities to the full board on a regular basis; and

•	complies with applicable law (including Nasdaq and SEC rules) for Audit Committees.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors each of whom shall be independent as determined in accordance with applicable law (including SEC and Nasdaq rules). No member of the Committee may own or control 20% or more of the Company’s voting securities, or such lower measurement as may be established by the SEC. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Committee members shall not receive any compensation from the Company except as allowed under applicable law (including SEC and Nasdaq rules). The Committee shall generally maintain as a member at least one “financial expert” as determined in accordance with applicable law (including SEC and Nasdaq rules). The members of the Committee shall be elected by the Board upon the recommendation of the Nominating Committee.

MEETINGS

The Audit Committee will meet on a regular basis and special meetings will be called as circumstances require. The Company’s Chief Financial Officer, Controller and Internal Auditor and the External Auditor will normally be present at each meeting. During most meetings, the Committee will hold private sessions with the Internal Auditor and with the External Auditor. The Company’s General Counsel or legal representative (and when appropriate, outside counsel retained to advise the Committee) will regularly attend the Committee’s meetings to discuss legal matters which may impact the Company’s financial position. Minutes of meetings will be taken including notations as to what private sessions occur.

REQUIRED PROCESSES

1.    INTERNAL AUDITOR

The Internal Auditor is ultimately responsible to the Board and the Audit Committee, and shall report to the Chief Financial Officer and the Audit Committee. The Audit Committee:

a.	Selects, evaluates and replaces the Internal Auditor as appropriate;

b.	Oversees and periodically reviews all services performed for the Internal Auditor by third-parties;

c.	Reviews summaries of all significant findings in Internal Auditor’s reports as well as the resolution of such findings;

d.	Reviews annual internal audit plans and assesses the Internal Auditor’s performance against the plan;

e.	Reviews the coordination between the External Audit plan and the Internal Audit plan and assesses the extent to which the audits can be relied upon to detect fraud or weakness in internal controls or disclosure controls and procedures;

f.	Meets privately with the Internal Auditor at regular meetings and on an as needed basis; and

g.	Reviews and approves the budget for Internal Audit Department.

2.    EXTERNAL AUDITORS

The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of any public accounting firm employed for preparing or issuing an audit report or related work (each an “External Auditor”). Each such public accounting firm shall report directly to the Audit Committee. The Committee shall have the sole authority to hire, determine funding for, evaluate and fire the External Auditor.

The Audit Committee:

a.	Selects, evaluates and replaces the External Auditor as appropriate;

b.	Reviews annual audit plans and assesses the External Auditor’s performance against plan;

c.	Receives annually from the External Auditor a formal written statement on its independence; discusses any relationships or issues that could hinder the External Auditor’s independence and objectivity, and determines if additional steps need to be taken to ensure such independence;

d.	Approves in advance all audit and non-audit services to be provided by the External Auditor which are permissible under the law. In considering whether to approve such services, the Audit Committee will consider the following:

(1)	whether the service is being performed principally for the Audit Committee;

(2)	the effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process;

(3)	whether the service would be performed by specialists (e.g. technology specialists) who ordinarily also provide recurring audit support;

(4)	whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations;

(5)	whether the role of those performing the service would be inconsistent with the auditor’s role (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted);

(6)	whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management;

(7)	whether the auditors, in effect, would be “auditing their own numbers”;

(8)	whether the project must be started and completed very quickly;

(9)	whether the audit firm has unique expertise in the service; and

(10)	the size of the fee(s) for the non-audit service(s).

The Committee may designate this role to one or more designated members of the Committee, who shall report their activity to the Committee;

e.	Establishes rules and procedures that reasonably ensure that the External Auditor does not perform any of the following prohibited procedures:

(1)	bookkeeping or other services related to the accounting records or financial statements;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment adviser, or investment banking services;

(8)	legal services and expert services unrelated to the audit; and

(9)	any other service that the Board determines is impermissible.

f.	Ascertains whether all non-audit services provided by the External Auditor are disclosed in quarterly and annual financial reports;

g.	Meets privately with the External Auditor at regular meetings and on an as needed basis;

h.	Reviews the External Auditor’s report on:

(1)	the quality of accounting and disclosure and the accounting principles applied;

(2)	the reasonableness of judgments and estimates used in preparing the financial statements, including assumptions made and the completeness of the related disclosures;

(3)	all critical accounting policies and practices used;

(4)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments including for any off-balance sheet transactions, and the treatment preferred by the External Auditor;

(5)	other material written communications between the External Auditor and the Company’s management, including all management letters or comments;

(6)	the schedule of unadjusted differences; and

(7)	the effectiveness of the Company’s internal controls in providing reasonable assurance that the financial statements and disclosures are fairly presented, comply with the legal and regulatory requirements, and provide timely detection of fraud.

i.	Resolves disagreements between management and the External Auditor regarding financial reporting.

3.    RELATED-PARTY TRANSACTIONS

The Committee shall review and approve all related-party transactions for which Audit Committee approval is required by applicable law (including Nasdaq rules) or required to be disclosed in the Company’s financial statements or SEC filings.

4.    GENERAL

The Audit Committee:

a.	Reviews quarterly (prior to the filing of the Company’s periodic reports):

(1)	the Company’s process for assessing the risk of fraudulent financial reporting;

(2)	the Company’s process for identifying and reporting fraud, including the details of any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls; and

(3)	the report of the Chief Executive Officer and Chief Financial Officer regarding the Company’s disclosure controls and procedures.

b.	Reviews the Company’s codes of ethics and conduct for directors, officers and employees, approves all waivers of the code of ethics for directors and officers, and ensures timely disclosure of any such waivers by the Audit Committee;

c.	Reviews the quarterly reporting process, annual financial statements, management certifications and External Auditor reports and attestations and ensures that:

(1)	the External Auditor performs timely reviews;

(2)	certifications, attestations, quarterly and annual financial statements as required by law are reviewed with the Audit Committee before filing with the SEC; and

(3)	the members of the Audit Committee have read the Company’s periodic reports that are filed with the SEC.

d.	Requires management and the External Auditor to advise the Committee of significant deficiencies, material weaknesses and significant changes in internal controls and disclosure controls and procedures as well as any illegal acts unless the illegal act is clearly inconsequential;

e.	Discusses with the Internal Auditor and the External Auditor the review process for the Company’s Information Technology procedures and controls, and inquires as to the specific security programs to protect against computer fraud or misuse from both within and outside the Company at least annually;

f.	Instructs the External Auditor and the Internal Auditor that the Committee expects to be advised if there are any areas known to them that require special attention of the Audit Committee;

g.	Maintains a calendar of agenda items which reflects the Audit Committee responsibilities and processes specified in this Audit Committee Charter;

h.	Reviews the Audit Committee Charter at least once every 3 years and has all proposed revisions approved by the Board of Directors;

i.	Self-assesses annually whether the Audit Committee has carried out the responsibilities defined in the Audit Committee Charter and takes any corrective action;

j.	Self-assesses annually whether the Audit Committee complies with its membership requirements and takes corrective action;

k.	Discloses in the Company’s proxy statement:

(1)	whether the Audit Committee satisfied its Audit Committee Charter responsibilities;

(2)	the complete Audit Committee Charter, at least every 3 years, or when significant amendments occur;

(3)	that the External Auditors have discussed judgments used in developing financial reports;

(4)	that the Audit Committee has discussed the judgments in private session; and

(5)	that the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

5.    COMPLAINTS

a.	The Committee shall establish and maintain procedures for:

b.	the receipt, retention and treatment of complaints received by the Company regarding fraud, accounting, internal accounting controls, or auditing matters; and

c.	the confidential, anonymous submission by employees regarding fraud or questionable accounting or auditing matters.

6.    AUTHORITY TO ENGAGE ADVISERS

The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

7.    FUNDING

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to:

a.	the External Auditor for the purpose of rendering or issuing an audit report; and

b.	any advisors employed by the Committee.

APPENDIX A

EXAMPLES OF DUTIES

In addition to the preceding required processes, the Audit Committee will make inquiries; and take actions it deems appropriate in fulfilling its responsibilities for internal and disclosure controls and procedures for financial reporting purposes. The following are examples:

a.	Obtain from management explanations of significant variances in the annual financial statements between years and determine whether the data are consistent with the Management’s Discussion and Analysis (MD&A) section of the annual report, review with management the MD&A section of the Company’s periodic reports, and ask the extent to which the External Auditor reviewed the MD&A section;

b.	Request an explanation from management and the External Auditor of changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, SEC or other regulatory bodies, that have an effect on the financial statements;

c.	Inquire about the existence and substance of any significant accounting accruals, reserves, contingencies, or estimates made by management that had a material impact on the financial statements;

d.	Inquire as to whether there have been any significant attempts to shift revenue from one period to another;

e.	Inquire of the Internal and External Auditor as to the adequacy of the disclosure in the footnotes to the financial statements, including those for risks and uncertainties, commitments, contingencies and related parties;

f.	Inquire of management and the External Auditor if there were any significant financial reporting issues discussed during the accounting period and if so how they were resolved;

g.	Meet privately with the External Auditor to request its opinion on various matters including the quality of financial and accounting personnel and the internal audit staff;

h.	Ask the External Auditor representative what his/her greatest concerns are, what the External Auditor believes are the greatest risks to the Company and how likely these risks are to occur, and if he/she believes anything else should be discussed with the Audit Committee that has not been raised or covered elsewhere;

i.	Review the letter of management representations given to the External Auditor and inquire whether any difficulties were encountered in obtaining the letter or any specific representations therein;

j.	Discuss with management and the External Auditor the substance of any significant issues raised to the Committee by in-house and outside counsel concerning litigation, contingencies, claims or assessments. The Audit Committee should understand how such matters are reflected in the Company’s financial statements;

k.	Determine the open years on federal income tax returns and inquire as to whether there are any significant items that have been or might be disputed by the Internal Revenue Service, and inquire as to the status of the related tax reserves, accruals, contingencies and disclosure;

l.	Review Sun’s Interest Rate Management Policy, Signature Authority Policy, Standards of Business Conduct and the Cash Investment Policy annually and make such modifications and amendments to the policies as it deems appropriate;

m.	Determine whether the Company’s Worldwide Accounting Policies have been periodically updated and kept current for changes in accounting and financial reporting standards and changes in the business;

n.	Discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

o.	Discuss policies with respect to risk assessment and risk management;

p.	Review with the External Auditor any difficulties encountered in the course of his/her work and management’s response;

q.	Set clear hiring policies for employees or former employees of the External Auditor that are consistent with the Sarbanes-Oxley Act, which prohibit an auditing firm from providing audit services to a company whose Chief Executive Officer, Chief Financial Officer or chief accounting officer (or any person serving in an equivalent position) was employed by the auditing firm and participated in the Company’s audit in any capacity within one year of audit initiation;

r.	Assure regular rotation of the lead audit partner of the External Auditor as required by the Sarbanes- Oxley Act;

s.	Request from the External Auditor the External Auditor’s peer reports;

t.	Periodically evaluate the quality of service provided by the External Auditor; and

u.	Periodically assess whether the Audit Committee should rotate the firm that serves as the External Auditor.

Attachment B

SUN MICROSYSTEMS, INC.

1990 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of July 23, 2003)

The following constitute the provisions of the 1990 Employee Stock Purchase Plan of Sun Microsystems, Inc.

1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions or other approved contributions. The Plan consists of two programs, which are referred to as the U.S. Program and the Global Program. The U.S. Program is intended to qualify as an employee stock purchase plan under Code Section 423(b) and the Global Program is not intended to so qualify.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean a Committee designated by the Board to administer the Plan. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan and any references herein to the Committee shall be construed as references to the Board.

(d) “Common Stock” shall mean the Company’s common stock, $0.00067 par value (as adjusted from time to time).

(e) “Company” shall mean Sun Microsystems, Inc., a Delaware corporation.

(f) “Compensation” shall mean (i) for Offering Periods beginning prior to November 1, 2003, regular straight time gross earnings, variable compensation for field sales personnel, certain incentive bonuses, payments for overtime, shift premiums, lead pay and automobile allowances, but shall exclude other compensation, and (ii) for Offering Periods beginning on or after November 1, 2003, regular straight time gross earnings, variable compensation for field sales personnel, broad-based Company bonus programs, payments for overtime, shift premiums and lead pay, but shall exclude other compensation.

(g) “Corporate Affiliate” shall mean (i) for purposes of the U.S. Program any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established, (ii) for purposes of the Global Program any affiliate controlling the Company or controlled by the Company directly or indirectly through one or more intermediaries.

(h) “Designated Subsidiary” shall mean any Corporate Affiliate as may be authorized from time to time by the Board to extend the benefits of the Plan to their Employees.

(i) “Employee” shall mean, subject to Section 11(c), any employee (including officers and directors who are also employees) of the Company or a Designated Subsidiary.

(j) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(k) “Exercise Date” shall mean the last Trading Day of each Exercise Period.

(l) “Exercise Period” shall mean a period commencing on an Enrollment Date and which is of such duration as the Committee shall determine.

(m) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the U.S. Dollar closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the U.S. Dollar closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the U.S. Dollar closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the U.S. Dollar closing selling price on the last preceding date for which such quotation exists.

(n) “Global Program” shall mean the component of the Plan intended to provide Employees of the Company and its Designated Subsidiaries who are not subject to United States income tax the opportunity to purchase Common Stock through accumulated payroll deductions or other approved contributions. This component of the Plan is not intended to qualify for special tax treatment under Code Section 423.

(o) “Offering Period” shall mean the period beginning with the date an option is granted under the Plan and ending with the date determined by the Committee. During the term of the Plan, the duration of each Offering Period shall be determined from time to time by the Committee, provided that no Offering Period may exceed 27 months in duration. If determined by the Committee, an Offering Period may include one or more Exercise Periods.

(p) “Plan” shall mean this 1990 Employee Stock Purchase Plan and shall apply to both the U.S. Program and the Global Program.

(q) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Section 20.

(r) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s) “Stock Exchange” shall mean any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, including, but not limited to the American Stock Exchange and the New York Stock Exchange.

(t) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting stock is held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

(u) “Trading Day” shall mean a day on which the Common Stock is open for trading on a Stock Exchange or the Nasdaq National Market, as the case may be.

(v) “U.S. Program” shall mean the component of the Plan intended to provide Employees of the Company and its Designated Subsidiaries who are subject to United States income tax with the opportunity to purchase Common Stock through accumulated payroll deductions or other approved contributions. This component of the Plan is intended to qualify for special tax treatment under Code Section 423(b).

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 13 of the Plan, the total number of shares of Common Stock reserved and available for issuance pursuant to the Plan shall not exceed 616,400,000 shares, including an increase of 170,000,000 shares authorized by the Board on July 23, 2003, subject to stockholder approval at the Annual Meeting of Stockholders to be held on November 13, 2003. The shares that may be purchased under the Plan may be either authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

(b) A Plan participant will have no voting, dividend, or other stockholder rights with respect to any shares of Common Stock covered by his or her option until such option has been exercised and such shares have been purchased and delivered to the participant as provided in Section 10.

(c) Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant.

4. Eligibility. Any Employee of the Company or a Designated Subsidiary is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

(a) Employees who are not employed by the Company or a Designated Subsidiary on the fifteenth (15th) day of the month preceding the beginning of such Offering Period;

(b) Employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan;

(c) Unless otherwise prohibited by the laws of the local jurisdiction, Employees who are customarily employed for less than twenty (20) hours per week or who are customarily employed for less than five (5) months in a calendar year; and

(d) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Code Section 424(d)) would own capital stock of the Company or any Corporate Affiliate and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any Corporate Affiliate, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company or any Corporate Affiliate accrues at a rate which exceeds $25,000 worth of Common Stock (determined on the basis of the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods. The Plan shall be implemented by consecutive Offering Periods, each consisting of such number of Exercise Periods as the Committee shall determine, and shall continue until terminated in accordance with Section 21 hereof. The first Offering Period shall commence on a date to be determined by the Committee. The Committee shall have the power to change the duration of Offering Periods and Exercise Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period and Exercise Period to be affected.

6. Participation.

(a) An Employee who is eligible under Section 4 of the Plan may become a participant in any Offering Period under the Plan only by completing a subscription agreement authorizing payroll deductions or other approved contributions in form and substance satisfactory to the Committee and filing it with the Company during the open enrollment period prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Offering Period.

(b) Payroll deductions or other approved contributions for a participant shall commence on the first payday following the Enrollment Date and shall continue until terminated by the participant as provided in Section 11.

7. Payroll Deductions.

(a) Except as otherwise prohibited by the laws of the local jurisdiction, at the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made (under this Plan and all employee stock purchase plans of the Company) on each payday during the Offering Period in an amount not exceeding a total of ten percent (10%) (or such other percentage as the Committee may determine) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions (under this Plan and all employee stock purchase plans of the Company) during the Offering Period shall not exceed a total of ten percent (10%) (or such other percentage as the Committee may determine) of the participant’s Compensation during said Offering Period.

(b) In jurisdictions where payroll deductions are not permitted under local law, the eligible Employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee. Other approved contributions are subject to the same restrictions as set forth in this Section 7.

(c) Only payroll deductions or other approved contributions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages of Compensation only.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 11. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11. To increase or decrease the rate of payroll deductions or other approved contributions (within the limitations of Section 7(a)), (i) with respect to the next Offering Period, a participant must complete and file with the Company during the open enrollment period prior to the Enrollment Date for such Offering Period, or (ii) with respect to the next Exercise Period within the same Offering Period, a participant must complete and file with the Company prior to the commencement of the new Exercise Period within such Offering Period, a new subscription agreement authorizing a change in the payroll deduction or other approved contributions rate. Except in the case of authorized leaves of absence (which shall be governed by Section 11(c) below), such change in rate shall be effective at the beginning of the next Offering Period or Exercise Period, as the case may be, following the Company’s receipt of the new subscription agreement.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423(b)(8) and Section 4(d) herein, a participant’s payroll deductions or other approved contributions may be decreased to zero percent (0%) by the Company at such time during any Exercise Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.

(f) The Company will assess its requirements regarding tax, social insurance and payroll tax withholding (collectively the “Tax-Related Items”) in connection with the participant’s participation in the Plan, including the grant of purchase rights, the exercise of such purchase rights, or the subsequent sale of shares of Common Stock acquired under the Plan. Prior to each of the aforementioned events, each participant must make adequate arrangements satisfactory to the Company and/or the Designated Subsidiary employing the participant to satisfy all withholding obligations of the Company and/or the Designated Subsidiary employing the participant. At such time, the Company and/or Designated Subsidiary may withhold all applicable Tax-Related Items (including any withholding required to make available to the Company or any Designated Subsidiary any tax deductions or benefit attributable to the sale or early disposition by the participant of Common Stock under the Plan) and the Company and/or Designated Subsidiary may sell or arrange for the sale of Common Stock purchased by the participant to meet the minimum withholding obligations for Tax-Related Items. The Company and/or the Designated Subsidiary employing the participant will return to the participant any estimated withholding which is collected but not required in satisfaction of the Tax-Related Items. To the extent that a participant is unable to satisfy the payment of Tax-Related Items by the foregoing methods, the participant shall pay to the Company or the Designated Subsidiary employing the participant any amount of the Tax-Related Items that such entity may be required to withhold as a result of participant’s participation in the Plan.

8. Grant of Option.

(a) On the Enrollment Date of each Offering Period, each eligible participant in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to the number of shares of Common Stock determined by dividing such participant’s payroll deductions or other approved contributions accumulated prior to or on such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price. Such purchase shall be subject to the limitations set forth in Sections 4(d), 7(e) and 13 hereof.

(b) For Offering Periods commencing after July 23, 2003, no participant shall be permitted to purchase more than twenty-five thousand (25,000) shares of Common Stock on any one Exercise Date, subject to any adjustments pursuant to Section 20. In addition, for Offering Periods commencing after July 23, 2003, the maximum number of shares of Common Stock that may be purchased in total by all participants on any one Exercise Date shall not exceed forty-five million (45,000,000) shares, subject to any adjustments pursuant to Section 20. The Committee may, for subsequent Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that may be purchased per participant or in total by all participants on each Exercise Date of such Offering Period.

(c) Exercise of the option shall occur as provided in Section 9, unless the participant has withdrawn pursuant to Section 11, and such option shall expire on the last day of the Offering Period.

9. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11 below, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions or other approved contributions in his or her account, subject to the other limitations in the Plan. No fractional shares will be purchased. Any payroll deductions or other approved contributions left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase Common Stock hereunder is exercisable only by him or her.

10. Delivery. As promptly as practicable after each Exercise Date on which a purchase of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Committee in its sole discretion.

11. Withdrawal; Termination of Employment.

(a) A participant may withdraw all (but not less than all) the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the close of an Exercise Period by (i) providing a written notice of withdrawal in the form prescribed by the Committee for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Committee, provided such procedure is legally recognized by the laws of the local jurisdiction. Such notice shall state whether the participant is withdrawing only from the applicable Exercise Period or entirely from the Offering Period. All of the participant’s payroll deductions or other approved contributions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s option for the current Offering Period or Exercise Period (as specified in the notice) will be automatically terminated, and no further payroll deductions or other approved contributions for the purchase of shares of Common Stock will be made during the Offering Period or Exercise Period, as applicable. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement during the open enrollment period preceding the commencement of a subsequent Offering Period in accordance with Section 6. If a participant withdraws from an Exercise Period, payroll deductions or other approved contributions will not resume at the beginning of any succeeding Exercise Period within the same Offering Period unless written notice is delivered to the Company in form and substance satisfactory to the Committee within the open enrollment period preceding the commencement of the Exercise Period directing the Company to resume payroll deductions.

(b) Upon a participant’s ceasing to be an Employee for any reason, the payroll deductions or other approved contributions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16, and such participant’s option will be automatically terminated.

(c) Subject to the laws of the local jurisdiction, in the event an Employee’s customary employment with the Company or a Designated Subsidiary is reduced below twenty (20) hours per week or five (5) months per calendar year during an Offering Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions or other approved contributions credited to his or her account will be returned to such participant and such participant’s option terminated; provided that (i) if an Employee shall take an unpaid leave of absence approved by the Company of more than thirty (30) days during an Offering Period in which the Employee is a participant, and the Employee’s right to re-employment is not guaranteed by statute or contract, he or she will be deemed to have withdrawn from the applicable Exercise Period on the thirty-first (31st) day of such leave, (ii) if an Employee shall take a paid leave of absence approved by the Company of more than ninety (90) days during an Offering Period in which the Employee is a participant, and the Employee’s right to re-employment is not guaranteed by statute or contract, he or she will be deemed to have withdrawn from the applicable Exercise Period on the earlier of (aa) the ninety-first (91st) day if the Employee is paid for the entire ninety (90) day leave, or (bb) the last day upon which the Employee is paid provided he or she is paid for at least thirty (30) days; and (iii) if an Employee shall take a paid or unpaid leave of absence of any duration during an Offering Period, and the Employee’s right to re-employment is guaranteed by statute or contract, he or she shall not be deemed to have withdrawn from the applicable Exercise Period and his or her option for the purchase of shares of Common Stock will be exercised in accordance with Section 9 hereof. On the date, if any, upon which the Employee shall be deemed to have withdrawn from the applicable Exercise Period, the payroll deductions or other approved contributions credited to his or her account will be returned to him or her, but he or she shall continue to be a participant in the applicable Offering Period during such authorized leave of absence until and unless such authorized leave of absence terminates without his or her returning to his or her employment with the Company.

(d) A participant’s withdrawal from an Exercise Period (but not from the Offering Period) will not have any effect upon his or her ability to participate in subsequent Exercise Periods during the same Offering Period. However, a participant’s withdrawal from an Offering Period makes him or her ineligible for future participation in that Offering Period. Withdrawal from an Exercise Period or from an Offering Period will not have any effect upon a participant’s eligibility to participate in a succeeding Offering Period of the Plan or in any similar plan which may hereafter be adopted by the Company, provided that a participant may elect to participate in a succeeding Offering Period only during the open enrollment period for such Offering Period and may not participate concurrently in more than one Offering Period.

(e) Notwithstanding the foregoing, unless otherwise determined by the Committee, if the Fair Market Value on the Enrollment Date of an Offering Period in which a participant is enrolled (the “Current Offering Period”) is greater than the Fair Market Value on the Enrollment Date of a succeeding Offering Period (the “Succeeding Offering Period”), the participant’s enrollment in the Current Offering Period automatically will be terminated immediately following the exercise of his or her option under the Current Offering Period on the Exercise Date that occurs immediately prior to the Enrollment Date of the Succeeding Offering Period, and the participant automatically will be enrolled in the Succeeding Offering Period, unless the participant elects to remain in the former Offering Period by delivery to the Company of a written notice in form and substance satisfactory to the Committee.

12. Interest. Unless otherwise required by the laws of the local jurisdiction, no interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan, as set forth in Section 3 hereof, is subject to adjustment upon changes in capitalization of the Company as provided in Section 20.

(b) If the Committee determines that the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan (an “over-subscription”), the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

14. Administration. The Plan shall be administered by the Board or the Committee appointed by the Board. The Committee shall consist of not less than two (2) persons (who are members of the Board), each of whom is an independent director. As used in this Plan, references to the “Committee” shall mean either the Committee appointed by the Board to administer this Plan or the Board if no Committee has been established. Subject to the provisions of the Plan and the limitations of Code Section 423 or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

15. Rules for Foreign Jurisdictions.

(a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

(b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular Designated Subsidiaries or jurisdiction as part of the Global Program. The rules of such sub-plans under the Global Program may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

16. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such stock and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations herein shall be made in such form and manner as the Committee may prescribe from time to time.

17. Transferability. Neither payroll deductions nor other approved contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the

Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 11.

18. Use of Funds. Except as prohibited by the laws of a local jurisdiction, all payroll deductions or other approved contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate funds from such payroll deductions or other approved contributions.

19. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

20. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the price per share of Common Stock covered by each outstanding option under the Plan which has not yet been exercised, and the numerical limits of Sections 3 and 8 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall make its best efforts to notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period (and, if applicable, the Exercise Period) then in progress by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. If the Committee shortens the Offering Period (and the Exercise Period, if applicable) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall make its best efforts to notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period or the Exercise Period as provided in Section 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Code Section 424(e)), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

21. Amendment or Termination.

(a) The Board may at any time and for any reason amend or terminate the Plan to become effective following the close of any Exercise Period. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Company will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan be subsequently revised so as to require the Company to recognize a compensation expense in the absence of such amendment or termination. Except as provided in Section 20 or herein, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary and desirable to comply with Code Section 423 (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as is required thereby.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than United States Dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

(c) In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization pursuant to Sections 20(a) or 20(c), (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock available for purchase under the Plan, (iii) modify the eligibility requirements for participation in the Plan, or (iv) extend the duration of the Plan.

22. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such stock pursuant thereto shall comply with all applicable provisions of law of the United States or other country or jurisdiction, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the stock is being purchased only for investment and without any present intention to sell or distribute such stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24. Applicable Law. Except as otherwise expressly required under the laws of the local jurisdiction, the Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America without resort to that state’s conflict-of-laws rules. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

25. Designation of Subsidiaries. The Board or Committee may extend or terminate the benefits of the Plan to any Designated Subsidiary at any time without the approval of the stockholders of the Company.

26. Equal Rights and Privileges. All eligible Employees participating in the U.S. Program shall have equal rights and privileges under the Plan to the extent necessary to comply with Code Section 423(b)(5) and any related regulations.

27. Term of Plan. The Plan was adopted by the Board on October 16, 1990 and was subsequently approved by the Company’s stockholders at the 1990 Annual Meeting of Stockholders held on December 13, 1990. Unless sooner terminated by the Board, the Plan shall terminate on December 12, 2010. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected under the Plan following such termination.

Map and Driving Directions to Sun's Santa Clara Campus

237
880
ZANKER ROAD
N. FIRST STREET
AGNEW ROAD
LAFAYETTE ST.
PALM DR.
MONTAGUE EXPWY
TRIMBLE ROAD
101
BROKAW RD.
SAN TOMAS EXPWY
CENTRAL EXPWY
87
N
W
E
S

From San Francisco, going south:

Take 101 South;
Take San Tomas/Montague Expressway exit and follow the exit for Montague Expressway (east);
Turn right on ramp to Lafayette Street;
Drive 0.3 miles and turn right on Palm Drive.

From San Jose, going north:

Take 101 North;
Take San Tomas/Montague Expressway exit and follow the exit for Montague Expressway (east);
Turn right on ramp to Lafayette Street;
Drive 0.3 miles and turn right on Palm Drive.

464-PS-03

CONSIDER RECEIVING FUTURE SUN MICROSYSTEMS, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Sun Microsystems, Inc. Annual Report and Proxy materials (as well as other Company communications) in electronic form rather than in printed form. Your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet, just click the box to give your consent and thereby save Sun Microsystems, Inc. the future costs of producing, distributing and mailing these materials.

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DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SUN MICROSYSTEMS, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

By signing below, you, as a stockholder of Sun Microsystems, Inc., hereby appoint Scott G. McNealy and John D. Croll or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at Sun’s Annual Meeting of Stockholders to be held on Thursday, November 13, 2003, and at any adjournment(s) or postponement(s) thereof, and to vote all of your shares of Common Stock on all matters to be considered at the meeting which you would be entitled to vote if personally present. The meeting will begin at 10:00 a.m. (registration will begin at 9:00 a.m.) in the Auditorium at Sun’s Santa Clara campus, located at 4030 George Sellon Circle, Santa Clara, California.

THIS PROXY WILL BE VOTED IN THE MANNER YOU DIRECT OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” (1) THE ELECTION OF DIRECTORS SET FORTH UNDER PROPOSAL 1; (2) THE AMENDMENT TO THE 1990 EMPLOYEE STOCK PURCHASE PLAN; (3) RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS; AND “AGAINST” (4) THE STOCKHOLDER PROPOSAL ENTITLED “CHINA BUSINESS PRINCIPLES FOR RIGHTS OF WORKERS IN CHINA”; AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

SEE		SEE

REVERSE		REVERSE

SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

THE PROXY HOLDERS INTEND TO VOTE THE SHARES REPRESENTED BY PROXIES TO ELECT THE NINE (9) NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL 1. IF CUMULATIVE VOTING IS IN EFFECT AT THE ANNUAL MEETING, THE PROXY HOLDERS WILL USE THEIR DISCRETION TO VOTE THE SHARES REPRESENTED BY PROXIES IN ORDER TO ELECT AS MANY OF THE NOMINEES IN THIS PROPOSAL 1 AS POSSIBLE.

SUN MICROSYSTEMS, INC.

c/o EquiServe Trust Company N.A.

P.O. Box 8694

Edison, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/sunw	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark

        votes as in

        this example.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 & 3.

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

1.

ELECTION OF BOARD OF DIRECTORS:

Nominees: (01) Scott G. McNealy; (02) James L. Barksdale;

(03) L. John Doerr; (04) Robert J. Fisher;

(05) Michael E. Lehman; (06) Robert L. Long;

(07) M. Kenneth Oshman; (08) Naomi O. Seligman;

(09) Lynn E. Turner

FOR ALL EXCEPT / /	FOR ALL NOMINEES / /	WITHHELD FROM ALL NOMINEES / /
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

/ / (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s number(s) in the space provided above.)

2.

AMENDMENTS TO THE 1990 EMPLOYEE STOCK PURCHASE PLAN:

Proposal to approve amendments to Sun’s 1990 Employee Stock
Purchase Plan, including an increase in the number of shares of Common
Stock reserved for issuance thereunder by 170,000,000 shares of Common
Stock to an aggregate of 616,400,000 shares.

		FOR / /	AGAINST / /	ABSTAIN / /

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS: Proposal to ratify the appointment of Ernst & Young LLP, as Sun’s independent auditors for the current fiscal year.	FOR / /	AGAINST / /	ABSTAIN / /

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

4.	STOCKHOLDER PROPOSAL ENTITLED “CHINA BUSINESS PRINCIPLES FOR RIGHTS OF WORKERS IN CHINA”	FOR / /	AGAINST / /	ABSTAIN / /
Proposal requesting implementation of principles embodied in “China Business Principles for Rights of Workers in China.”

After you have marked and dated this proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the shares being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date: